Exhibit 4(a)

UNILEVER CAPITAL CORPORATION,

Company

UNILEVER N.V.,

Issuer and Guarantor

UNILEVER PLC,

Guarantor

UNILEVER UNITED STATES, INC.,

Guarantor

TO

THE BANK OF NEW YORK MELLON,

Trustee

AMENDED AND RESTATED INDENTURE

Dated as of September 22, 2014

Guaranteed Debt Securities

TABLE OF CONTENTS(1)

(1)         NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

i

Debt	3

Debt Securities	3

Defaulted Interest	4

Depository	4

Discharged	4

endorsed	4

Event of Default	4

Exchange Act	4

Exchange Date	4

Foreign Currency	4

Foreign Government Securities	4

Global Security	4

Guarantee	4

Guarantors	4

Holder	4

Indenture	4

interest	4

Interest Payment Date	4

Investment Company Act	5

Issuer	5

Issuer Request and Issuer Order	5

Maturity	5

Netherlands	5

Notice of Default	5

N.V. Shares	5

Officers’ Certificate	5

Opinion of Counsel	5

Original Issue Discount Security	5

Outstanding	5

Parents	6

Paying Agent	6

Person	6

Place of Payment	7

Predecessor Debt Security	7

Principal Property	7

Redemption Date	7

Redemption Price	7

Regular Record Date	7

Responsible Officer	7

Restricted Subsidiary	7

Securities Act	7

Security Register and Security Registrar	7

Senior Debt	7

Special Record Date	8

Stated Maturity	8

Subsidiary	8

Trust Indenture Act	8

Trustee	8

United Kingdom	8

United States Alien	8

v

x

TESTIMONIUM	84

SIGNATURES AND SEALS	84

ACKNOWLEDGEMENTS	88

INDENTURE, amended and restated as of September 22, 2014, among UNILEVER CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (herein called the “Company”), having its principal office at 800 Sylvan Avenue, Englewood Cliffs, New Jersey 07632; UNILEVER N.V., a corporation organized under the laws of the Netherlands (herein sometimes called “Unilever N.V.”), having its registered office at Weena 455, Rotterdam 3013 AL, the Netherlands; UNILEVER PLC, a company organized under the laws of and registered in England (herein sometimes called “Unilever PLC”, Unilever PLC and Unilever NV, herein sometimes called the “Parents”), having its registered office at Port Sunlight, Wirral, Merseyside, CH62 4ZD, England; UNILEVER UNITED STATES INC., a corporation organized under the laws of the State of Delaware (herein sometimes called “Unilever U.S.”), having its principal office at 390 Park Avenue, New York, New York 10022 (Unilever U.S. herein sometimes called individually a “Guarantor” and, with one or both of the Parents, as the case may be, collectively, the “Guarantors”); and THE BANK OF NEW YORK MELLON, New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

RECITALS OF THE COMPANY AND THE PARENTS

The Company, the Parents and Unilever U.S. entered into an Indenture dated August 1, 2000 to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (herein called the “Debt Securities”), to be issued in one or more series by any of the Company or Unilever N.V., in registered form without coupons or in bearer form with interest coupons attached (except in the case of Debt Securities that do not pay current interest), the amount and terms of each such series to be determined as hereinafter provided. This Indenture was amended and restated on September 22, 2014, pursuant to Section 9.01 below to correct a manifest error in Section 9.02 below and make certain conforming changes to the Table of Contents, such action not adversely affecting the interest of the Holders of Debt Securities, or holder of Coupons of any series in any material respect.

All things necessary to make this Indenture a valid agreement of the Company, each Parent and Unilever U.S., in accordance with its terms, have been done.

RECITALS OF EACH OF THE GUARANTORS

Each Guarantor desires to make the Guarantees provided for herein.

All things necessary to make this Indenture a valid agreement of each such Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities and holders of Coupons, as follows:

ARTICLE I

Definitions and Other Provisions
of General Application

SECTION 1.01.         Definitions: For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                               the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the singular as well as the plural;

(2)                               all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(3)                               the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles VI, X and XIII, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Accounts of Unilever PLC and Unilever N.V.” means, respectively, the accounts of Unilever PLC and Unilever N.V. containing financial information published annually by Unilever PLC and Unilever N.V., respectively, and sent to their shareholders in accordance with the law or such other annually published similar information as may be published by Unilever PLC or Unilever N.V. in substitution for the foregoing.

“Attributable Debt” means, as to any particular lease under which either Parent or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the lesser of (a) the weighted average Yield to Maturity of the Outstanding Debt Securities hereunder, such average being weighted by the principal amount of the Debt Securities of each series or, in the case of Original Issue Discount Securities, such amount to be the principal amount of such Outstanding Original Issue Discount Securities that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, and (b) the interest rate inherent in such lease (as determined in good faith by the Parents), both to be compounded semi-annually.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debt Securities.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place or places in connection with which the term is used, which, in the United Kingdom, will be the Financial Times of London if practicable, in the United States will be The Wall Street Journal if practicable, and in the Netherlands will be Het Financieele Dagblad if practicable and if it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in any such newspapers, shall mean any publication or other notice in lieu thereof which is acceptable to the Trustee.

“Board of Directors”, when used with reference to the Company, Unilever N.V., Unilever PLC or Unilever U.S., means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, Unilever N.V., Unilever PLC or Unilever U.S., as the case may be.

“Board Resolution”, when used with reference to the Company, Unilever N.V., Unilever PLC or Unilever U.S., means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company or of Unilever PLC or Unilever U.S. and, in the case of Unilever N.V., any two persons authorized under its Articles of Association so to certify, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York, in London, England or in Rotterdam, The Netherlands are generally authorized or obligated by law or executive order to close.

“Capital Employed” means the combined capital and reserves, outside interests in group companies, creditors due after more than one year and provisions for liabilities and charges, as shown on the combined consolidated balance sheet of the Parents and their respective Subsidiaries as published in the most recent Annual Accounts of Unilever PLC and Unilever N.V.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered.

The term “corporation” includes corporations, associations, companies, joint stock companies and business trusts.

“Coupon” or “Coupons” means any interest coupon or coupons, as the case may be, appertaining to any Debt Securities.

“Debt” means any indebtedness for money borrowed.

“Debt Securities” has the meaning set forth in the first recital of the Company and the Parents herein.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depository” has the meaning set forth in Section 3.12.

“Discharged” has the meaning set forth in Section 14.01.

“endorsed” means, as to any Guarantee, to set forth on the reverse of any Debt Security.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Date” has the meaning specified in Section 3.12.

“Foreign Currency” means a currency or cash issued by the government of any country other than the United States of America or units based on or relating to such currencies (including European Currency Units) (such Units, including European Currency Units, being hereinafter referred to as “basket currencies”).

“Foreign Government Securities” means with respect to Debt Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, noncallable (i) direct obligations of the government that issued such Foreign Currency, the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

“Global Security” means for any Debt Securities of a particular series, a temporary global security in bearer form without interest coupons, in such form as shall be established by or pursuant to action or the authority of the Board of Directors of the Company, Unilever N.V., Unilever PLC or Unilever U.S., as the case may be, interests in which may be exchanged as described in Section 3.12 for Debt Securities of such series in definitive form.

“Guarantee” means any guarantee of any Guarantor endorsed on a Debt Security authenticated and delivered pursuant to this Indenture and shall include the guarantees set forth in Section 2.02.

“Guarantors” means the Persons named as “Guarantors” in the first paragraph of this Indenture until, in the case of any Guarantor, a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantors” shall include such successor corporation.

“Holder” means a Person who shall at the time be the bearer of any bearer Debt Security or in whose name a registered Debt Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Debt Securities established pursuant to Section 3.01.

The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Debt Security or Coupon, means the Stated Maturity of an installment of interest on such Debt Security or Coupon.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issuer” means the issuer of any series of Debt Securities issued under this Indenture, whether the Company or Unilever N.V.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order delivered to the Trustee and signed in the name of the Company, Unilever N.V., Unilever PLC or Unilever U.S. by, (i) in the case of the Company or Unilever U.S., its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, or (ii) in the case of Unilever N.V., any person or persons authorized pursuant to its Articles of Association to represent Unilever N.V. or, (iii) in the case of Unilever PLC, a Director, the Secretary, the Deputy Secretary or any Assistant Secretary, or (iv) in the case of any Parent, any other person thereunto duly authorized; provided that in the case of (ii) and (iv), any person signing such Issuer Request or Issuer Order shall represent that he or she is duly authorized to sign such Request or Order and The Bank of New York Mellon shall not be required to undertake any independent investigation of its own to verify such authority.

“Maturity”, when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Netherlands” mean the European part of the Kingdom of The Netherlands.

“Notice of Default” means a written notice of the kind specified in Section 5.01(4).

“N.V. Shares” means the Ordinary Shares, FI. 4 par value, of Unilever N.V., as the same exists on the date of execution and delivery of this Indenture or as such shares may be reconstituted from time to time.

“Officers’ Certificate” means a certificate delivered to the Trustee and signed, in the case of the Company or Unilever U.S., by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, or, in the case of Unilever N.V., any person or persons authorized pursuant to its Articles of Association to represent Unilever N.V. or, in the case of Unilever PLC, by a Director, the Secretary, the Deputy Secretary or any Assistant Secretary, or, in the case of a Subsidiary of either Parent or Unilever U.S. (other than the Company), by an officer or officers holding similar positions. One of the officers signing an Officers’ Certificate given on behalf of the Company, any Parent or Unilever U.S. pursuant to Section 10.08 shall be the principal executive, financial or accounting officer of the Company, Parent or Unilever U.S., as the case may be.

“Opinion of Counsel” means a written opinion of legal advisors, who may be legal advisors for the Company, either Parent or Unilever U.S. or other legal advisors and delivered to the Trustee.

“Original Issue Discount Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Debt Securities or any series of Debt Securities means, as of the date of determination, all Debt Securities or all Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i)             Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)          Debt Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with Trustee or any Paying Agent (other than the Company or either Parent as the case may be) in trust or set aside and segregated in trust by the Company or either Parent, as the case may be (if the Company or either Parent shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)       Debt Securities as to which Discharge has been effected pursuant to Section 14.01(a); and

(iv)      Debt Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company, Unilever N.V. or Unilever PLC, as the case may be;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder (i) Debt Securities beneficially owned by the Company, either Parent or Unilever U.S. or any other obligor upon the Debt Securities or any Affiliate of the Company, either Parent or Unilever U.S. or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee actually knows to be so beneficially owned shall be so disregarded; provided further, however, that Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company, either Parent or Unilever U.S. or any other obligor upon the Debt Securities or any Affiliate of the Company, either Parent or Unilever U.S. or such other obligor, and (ii) the principal amount of an Outstanding Original Issue Discount Security that shall be deemed to be Outstanding shall be in the amount that would be due and payable as of the date of such determination upon a declaration of acceleration of maturity thereof pursuant to Section 5.02.

“Parents” means the Persons named as “Parents” in the first paragraph of this Indenture until, in the case of any Parent, a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parents” shall include such successor corporation.

“Paying Agent” means any Person (which may include the Company, either Parent or Unilever U.S.) authorized by the Company or either Parent, as the case may be, to pay the principal of (and premium, if any) or any interest on any Debt Securities on behalf of the Company or either Parent, as the case may be.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Debt Securities of any series, means the place or places where the principal of (and premium, if any) and any interest on the Debt Securities of that series are payable as specified pursuant to Section 3.01, or if not so specified, as specified in Section 10.02.

“Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

“Principal Property” means any manufacturing or processing plant or warehouse located in the United States of America, the United Kingdom or Canada, owned or leased by either Parent or any Restricted Subsidiary, other than (i) any such property which, in the opinion of the Board of Directors of the Parents, is not of material importance to the total business conducted by the Parents and their Subsidiaries and associated companies or (ii) any portion of any such property which, in the opinion of the Board of Directors of the Parents, is not of material importance to the use or operation of such property.

“Redemption Date”, when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on registered Debt Securities of any series means the date specified for that purpose pursuant to Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of the property of which is located, and substantially all of the operations of which are conducted, in the United States of America, the United Kingdom or Canada, and (ii) which owns or leases a Principal Property.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Debt” when used with reference to any Issuer or any Guarantor, means the principal of, premium, if any, and interest, if any, which is due and payable on: (a) all indebtedness of such Issuer or such Guarantor, as the case may be (other than the subordinated Debt Securities or the Guarantees appertaining thereto), whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, which (i) is for money borrowed, (ii) is evidenced by a note, debenture, bond or similar instrument, whether or not for money borrowed,

(iii) constitutes obligations under any agreement to lease, or any lease of, any real or personal property which are required to be capitalized on the balance sheet of lessee in accordance with generally accepted United Kingdom and Dutch accounting principles applicable in the preparation of the most recent audited financial statements of such Issuer or such Guarantor or made as part of any sale and leaseback transaction to which such Issuer or such Guarantor is a party, or (iv) constitutes purchase money indebtedness; (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such Issuer or such Guarantor, as the case may be, is responsible or liable as guarantor or otherwise; and (c) amendments, renewals, extensions and refunding of any such indebtedness; unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is provided that such indebtedness is subordinate to all other indebtedness of such Issuer or such Guarantor, as the case may be, or that such indebtedness is not superior in right of payment to the subordinated Debt Securities or the Guarantees; provided, however, that Senior Debt shall not be deemed to include any obligation of any Issuer or any Guarantor to any Subsidiary or to either Parent.

“Special Record Date” for the payment of any Defaulted Interest in respect of registered Debt Securities means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security or in the relevant Coupon, if any, appertaining thereto as the fixed date on which the principal of such Debt Security or such installment of interest is due and payable.

“Subsidiary” means any corporation which qualifies to be included as a group company of either Parent in the combined consolidated balance sheet of the Parents and their respective Subsidiaries as published in the most recent Annual Accounts of Unilever PLC and Unilever N.V.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of such series.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States Alien” means any corporation, individual, fiduciary or partnership that is, as to the United States of America, a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership if one or more of its members is, as to the United States of America, a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

“United States of America” includes the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Governmental Obligations” means noncallable (i) direct obligations of the United States of America for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America and an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Vice President”, when used with respect to the Company, either Parent, Unilever U.S. or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” shall mean stock or shares, as the case may be, of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation, other than stock or shares, as the case may be, having such power only by reason of the happening of a contingency.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Debt Securities or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with generally accepted financial practice in the United States of America.

SECTION 1.02.         Compliance Certificates and Opinions. Upon any application or request by the Company, either Parent or Unilever U.S., as the case may be, to the Trustee to take any action under any provision of this Indenture, the Company, either Parent or Unilever U.S., as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                               a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                               a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                               a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 1.03.         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, either Parent or Unilever U.S. may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, either Parent or Unilever U.S., as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, either Parent or Unilever U.S., as the case may be, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.         Acts of Holders.   (a)   Any request, demand, authorization, direction, notice, consent, waiver, proxy or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company, each Parent and Unilever U.S. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, each Parent and Unilever U.S., if made in the manner provided in this Section.

(b)                                      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner satisfactory to the Trustee.

(c)                                       The ownership of registered Debt Securities shall be proved by the Security Register.

(d)                                      The ownership of a bearer Debt Security and the principal amount and serial number of such Debt Security and the date of holding the same, may be proved by the production of such Debt Security or by a certificate executed by any trust company, bank, banker or securities dealer satisfactory to the Trustee if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated, and shall state that on the date thereof a bearer Debt Security of a particular series of a specified principal amount and bearing a specified serial number was deposited with or exhibited to such trust company, bank, banker or securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Debt Securities specified therein. The holding by the Person named in any such certificate of any Debt Security specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing the same or a later date issued in respect of the same Debt Security shall be produced, (2) the Debt Security specified in such certificate shall be produced by some other Person, or (3) the Debt Security specified in such certificate shall have ceased to be Outstanding.

(e)                                       Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company either Parent or Unilever U.S. in reliance thereon, whether or not notation of such action is made upon such Debt Security or such other Debt Security.

If the Company, either Parent or Unilever U.S. shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company, either Parent or Unilever U.S. may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company, either Parent or Unilever U.S. shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act and for that purpose the Outstanding Debt Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.05.          Notices, Etc., to Trustee, Company, the Parents or Unilever U.S.  Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                               the Trustee by any Holder or by the Company, either Parent or Unilever U.S. shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or

(2)                               the Company, either Parent or Unilever U.S. by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this Indenture (unless another address has been previously furnished in writing to the Trustee) with a copy to each Guarantor (either or both Parents and Unilever U.S., as the case may be) and addressed in the case of each such Guarantor to it at the respective address of its registered or principal office, as the case may be, specified in the first paragraph of this Indenture (unless another address has been previously furnished in writing to the Trustee by any such Guarantor, in which case at the last such address).

SECTION 1.06.         Notice to Holders; Waiver. When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in writing and mailed, first-class postage prepaid, to each Holder of a Debt Security affected by such event in the manner and to the extent provided in Section 7.03 with respect to reports pursuant to Section 7.03, and (ii) if Outstanding bearer Debt Securities are affected by such event, published at least once in an Authorized Newspaper in London, England and Rotterdam, The Netherlands not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. When notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.         Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08.         Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.         Successors and Assigns. All covenants and agreements in this Indenture by the Company, the Parents or Unilever U.S. shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10.         Separability Clause. In case any provision in this Indenture or in the Debt Securities, the Guarantees or the Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.         Benefits of Indenture. Nothing in this Indenture or in the Debt Securities, the Guarantees or the Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Holders of Debt Securities, the holders of Coupons and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.         Governing Law. This Indenture and the Debt Securities, the Guarantees and the Coupons and any transfer or disposition of registered Debt Securities and the Guarantees endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization of this Indenture, the Debt Securities and the Coupons shall be governed by the laws of the respective jurisdictions of organization of the Company, each Parent and Unilever U.S., as the case may be, the authorization of the Guarantees shall be governed by the laws of the jurisdiction of organization of each respective Guarantor and the execution of the Guarantees shall be governed by the laws of the jurisdiction of organization of the Company or either Parent, as the case may be.

SECTION 1.13.         Saturdays, Sundays and Legal Holidays. The terms of the Debt Securities (and Coupons, if any) shall provide that, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Debt Security shall not be a Business Day in a Place of Payment, then payment of any interest (and premium, if any) or principal need not be made in such Place of Payment on such date, but may be made on the next succeeding Business Day in such Place of Payment (or such other Business Day in a Place of Payment as shall be provided in such Debt Security or Coupon) with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at such Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14.         Appointment of Agent for Service. Each of the Company, the Parents and Unilever U.S. hereby designates and appoints Unilever U.S. at its office at 390 Park Avenue, New York, NY 10022 as its authorized agent upon which process may be served in any suit, action or proceeding in any federal or state court in the Borough of Manhattan, The City of New York, arising out of or relating to the Debt Securities, the Guarantees, the Coupons or this Indenture, but for that purpose only, and agrees that service of process upon Unilever U.S., directed to the attention of its Legal Department and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. Such appointment shall be irrevocable so long as any of the Debt Securities remain Outstanding until the appointment of a successor by the Company, either Parent or Unilever U.S., as the case may be, and such successor’s acceptance of such appointment. Unilever U.S. hereby agrees to give each of the Company and the Parents notice of any process served upon it as provided in this

Section 1.14. Each of the Company, the Parents and Unilever U.S. hereby submits (for the purposes of any such suit, action or proceeding) to the nonexclusive jurisdiction of any such court in which any such suit, action or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding.

ARTICLE II

Debt Security Forms

SECTION 2.01.         Forms Generally. The Debt Securities of each series and the Coupons, if any, to be attached thereto shall be in such forms as shall be established by or pursuant to action of the Board of Directors of the Company or Unilever N.V., as the case may be, in its capacity as Issuer of any series of Debt Securities issued hereunder or in one or more indentures supplemental hereto, pursuant to Section 3.01.

The Guarantees by the Guarantors to be endorsed on the Debt Securities of each series shall be substantially in the form set forth in Section 2.02, or as shall be established by or pursuant to the authority of each Guarantor’s Board of Directors, or in one or more indentures supplemental hereto, pursuant to Section 3.01.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.03 or Section 6.14.

The Debt Securities, the Guarantees and the Coupons may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed, engraved or otherwise reproduced thereon as the Company, the Parents or Unilever U.S., as the case may be, in its capacity as Issuer of any series of Debt Securities issued hereunder may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any securities exchange on which the Debt Securities, the Guarantees or the Coupons, as the case may be, may be listed, or to conform to usage.

SECTION 2.02.         Guarantee by Guarantors; Form of Guarantee. Each Guarantor (whether one or both Parents and Unilever U.S., as the case may be) by its execution of this Indenture hereby agrees with each Holder of a Debt Security of each series authenticated and delivered by the Trustee, and with each holder of any Coupon appertaining to any such Debt Security, and with the Trustee on behalf of each such Holder and each such holder, to be jointly and severally unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Company or either Parent, as the case may be, in the name and on behalf of such Guarantor, to confirm such Guarantee to the Holder of each such Debt Security by its execution and delivery of each such Debt Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 3.03 and, if applicable, Section 3.12 hereof, the Guarantees so set forth on the Debt Securities shall bind each such Guarantor notwithstanding the fact that such Guarantee does not bear the signature of any such Guarantor. For purposes of this Section 2.02 the term Debt Securities shall also include, unless the context may otherwise require, any Global Security.

Guarantees to be endorsed on the Debt Securities shall, subject to Section 2.01, be in substantially the form set forth below depending on whether the issuer of such Debt Securities shall be the Company or Unilever N.V.:

Guarantee

For value received, [UNILEVER N.V., a corporation organized under the laws of the Netherlands having its registered office at Rotterdam, the Netherlands,] [UNILEVER PLC, a company organized under the laws of Great Britain and registered in England,] and UNILEVER UNITED STATES, INC., a corporation organized under the laws of the State of Delaware (herein individually called a “Guarantor” and collectively called the “Guarantors”, which terms include any successor corporation under the Indenture referred to in the Debt Security upon which this Guarantee is endorsed), hereby jointly and severally unconditionally guarantee to the Holder of the Debt Security upon which this Guarantee is endorsed, the holder of any Coupon appertaining thereto and to the Trustee on behalf of each such Holder or holder the due and punctual payment of the principal of, premium, if any, any interest on such Debt Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, and to the Trustee any and all amounts due it under the Indenture. In case of the failure of [Unilever Capital Corporation, a corporation organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under such Indenture)] [Unilever N.V.], punctually to make any such payment of principal, premium, if any, or any interest or any sinking fund or analogous payment, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the [Company] [Unilever N.V.].

[If the Debt Security is of a convertible series as provided in Article XV of the Indenture, insert — For value received, Unilever PLC and Unilever U.S. hereby jointly and severally unconditionally guarantee to the Holder of the Debt Security upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment by [the Company] of all sums payable to the Trustee pursuant to Section 15.03 of such Indenture in connection with the conversion of such Debt Security. In case of the failure of [the Company] punctually to make any such payment pursuant to such Indenture, Unilever PLC and Unilever U.S. hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by [the Company]. Unilever N.V. does not guarantee the payment of any sums payable to the Trustee pursuant to Section 15.03 of such Indenture in connection with the conversion of such Debt Security.]

Each Guarantor jointly and severally hereby agrees, pursuant to such Indenture, to provide for the payment of additional interest in respect of taxes, assessments or other governmental charges of the United Kingdom or the Netherlands or, if applicable, the United States of America (or any political subdivision or taxing authority of or in the United Kingdom or the Netherlands, or, if applicable, the United States of America, as the case may be) that shall at any time be required by the United Kingdom or the Netherlands or, if applicable, the United States of America (or any such subdivision or authority) to be deducted or withheld on or with respect to payments by the Company, Unilever N.V., Unilever PLC or Unilever U.S., as the case may be.

Each Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Debt Security or

Coupon or such Indenture, any failure to enforce the provisions of such Debt Security or Coupon or such Indenture, or any waiver, modification or indulgence granted to [the Company] [Unilever N.V.] with respect thereto, by the Holder of such Debt Security or the holder of such Coupon or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each such Guarantor, increase the principal amount of such Debt Security, or increase any interest rate or rates thereon, or increase any premium payable upon redemption thereof, or alter the stated maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of such Indenture. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of [the Company] [Unilever N.V.] any right to require a proceeding first against [the Company] [Unilever N.V.], protest or notice with respect to such Debt Security or Coupon or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Debt Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Debt Security or Coupon and this Guarantee; provided, however, that each Guarantor receives prompt written notice of any failure by [the Company] [Unilever N.V.] to make any such payment of principal, premium, if any, or any interest or sinking fund or analogous payment.

[If the Debt Security is of a subordinated series as provided in Article XVI, insert — The guarantee of each Guarantor hereunder is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in such Indenture) of such Guarantor. This Guarantee is issued subject to the provisions of such Indenture with respect to such subordination, and each Holder of such Debt Security and holder of such coupon, by accepting the same, agrees to and shall be bound by such provisions.]

Each Guarantor shall be subrogated to all rights of the Holder of such Debt Security, the holder of such Coupon and the Trustee against [the Company] [Unilever N.V.] in respect of any amounts paid to such Holder or holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and any interest on all Debt Securities or Coupons, if any, of the same series issued under such Indenture [If the Debt Security is of a convertible series as provided in Article XV of the Indenture, insert — (other than Debt Securities converted as provided in such Indenture)] shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and any interest on, and sinking fund or analogous payments with respect to, the Debt Securities upon which this Guarantee is endorsed or Coupon appertaining thereto. [If the Debt Security is of a convertible series as provided in Article XV of the Indenture, insert — and, in the case of [Unilever PLC and] Unilever U.S., of all sums payable by [the Company] [Unilever N.V.] to the Trustee pursuant to Section 15.03 of such Indenture in connection with the conversion of such Debt Security.]

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Debt Security shall have been manually executed by or on behalf of the

Trustee under such Indenture. [The Company] [Unilever N.V.] [Unilever PLC] has been duly authorized to execute this Guarantee on behalf of each Guarantor.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization of this Guarantee shall be governed by the laws of the respective jurisdictions of organization of each Guarantor and the execution of this Guarantee shall be governed by the laws of the jurisdiction of organization of [the Company] [Unilever N.V.] [Unilever PLC].

Executed and dated the date on the face hereof.

SECTION 2.03.         Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

Certification of Authentication

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as
Trustee,

by

Authorized Signatory

Dated:

ARTICLE III

The Debt Securities

SECTION 3.01.         Amount Unlimited; Issuable in Series. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more series.

There shall be established by or pursuant to action of the Board of Directors of the Company or Unilever N.V., as the case may be and by or pursuant to the authority of the Board of Directors of each Guarantor, as appropriate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Debt Securities of the applicable Issuer of any series,

(1)                               the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

(2)                               any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07);

(3)                               the date or dates on which the principal of (and premium, if any, on) the Debt Securities of the series is payable, which may be serial;

(4)                               the rate or rates at which the Debt Securities of the series shall bear any interest or the manner of calculation of such rate or rates, if any, the date and dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable or the manner of determination of such Interest Payment Dates and, in the case of registered Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date;

(5)                               the obligation, if any, of the Company or Unilever N.V., as the case may be or any Guarantor to pay additional interest in respect of the withholding or deduction of taxes, assessments or other governmental charges of the United States of America imposed upon payments under the Debt Securities or Coupons by the Company or Unilever N.V., as the case may be or any Guarantor to a United States Alien;

(6)                               if other than as specified in Section 10.02, the place or places where the principal of (and premium, if any) and any interest on Debt Securities of the series shall be payable by the Company or Unilever N.V. or the Guarantors, as the case may be;

(7)                               the period or periods within which, the price or prices at which and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or Unilever N.V., as the case may be and, if other than by Board Resolution, the manner in which such election by the Company or Unilever N.V., as the case be, to redeem such Debt Securities shall be evidenced;

(8)                               the obligation, if any, of the Company or Unilever N.V., as the case may be to redeem or purchase any Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Debt Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligations (except with respect to any redemption of Debt Securities pursuant to Section 11.08);

(9)                               Events of Default with respect to the Debt Securities of the series and the remedies with respect thereto, if other than as specified herein;

(10)                        if other than denominations of $1,000 and any integral multiple thereof (in the case of registered Debt Securities) and $1,000 (in the case of bearer Debt Securities), the denominations in which Debt Securities of the series in each applicable form shall be issuable and, if less than $1,000, the principal amount which shall be entitled to one vote pursuant to Section 13.05 hereof;

(11)                        whether the Debt Securities of the series, in whole or any specified part, shall be defeasible pursuant to Article XIV and, if other than by a Board Resolution, the manner in which any election by the Company or any Parent to defease such Securities shall be evidenced;

(12)                        provisions, if any, for the Debt Securities of the series to be convertible as provided in Article XV of this Indenture, including the period or periods within which Debt Securities of such series may be converted into N.V. Shares, the initial conversion price per N.V, Share, deliverable upon such conversion and the denominations in which portions of Debt Securities of such series may be converted, if other than denominations of $1,000 and any integral multiple thereof;

(13)                        the attachment, if any, of stock, warrants, options or other rights to purchase stock or other securities of the Company, Unilever N.V., Unilever PLC or any other corporation;

(14)                        the Guarantee of the Debt Securities of such series pursuant to Article II hereof and, if applicable. Section 3.12 hereof;

(15)                        if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to claim pursuant to Section 5.04;

(16)                        whether the Debt Securities of the series will be issued in registered form or in bearer form with Coupons attached or both and, if bearer series will be issued, the date or dates thereof, whether bearer Debt Securities of the series may be exchanged for registered Debt Securities of the series, whether a Global Security will initially be executed and delivered, and whether registered Debt Securities of the series may be exchanged, if permitted under applicable laws and regulations, for bearer Debt Securities of the series and the circumstance under which any such exchanges, if permitted, may be made and whether the procedures set forth in Section 3.11 and Section 3.12 shall apply to bearer Debt Securities of any series;

(17)                        provisions, if any, for the Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies;

(18)                        additional covenants, if any, of the Issuer for the benefit of the Debt Securities of such series;

(19)                        provisions, if any, for the Debt Securities (and the Guarantees endorsed thereon) to be subordinated to and subject in right of payment to the prior payment in full of all Senior Debt of the Issuer or the Guarantors, as the case may be, of such series of Debt Securities (whether the Company or Unilever N.V.);

(20)                        any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture; provided, however, that the addition to, subtraction from or variation of Articles IV, V, VIII, IX, X, XI, XIV and XV with regard to the Debt Securities of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles to the extent permitted by the Trust Indenture Act; provided further that no such addition to, subtraction from or variation shall adversely affect the Holders of any other series of the Debt Securities;

(21)                        the form of Debt Securities of the series, the Guarantees to be endorsed thereon and any Coupons appertaining thereto; and

(22)                        Applicable CUSIP Numbers. All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or in any such indenture supplemental hereto.

When the forms of Debt Securities of any series, Guarantees to be endorsed thereon and any Coupons to be attached thereto, or any of the terms thereof are established by action taken by or pursuant to the authority of the Board of Directors of the Company or Unilever N.V., as the case may be, or by or pursuant to the authority of the Board or Directors of each Guarantor of such series, copies of Board Resolutions of the Company or Unilever N.V., as the case may be, and of each Guarantor of such series in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Issuer Order pursuant to Section 3.03 for the authentication and delivery of such Debt Securities.

SECTION 3.02.         Denominations. Registered Debt Securities shall be issuable in registered form without Coupons in such denominations as shall be specified pursuant to Section 3.01. In the absence of any such specification with respect to registered Debt Securities of any series, such Debt Securities shall be issuable in denominations of $1,000 and any integral multiple thereof. Bearer Debt Securities shall be issuable in bearer form with Coupons attached (except in the case of Debt Securities that do not bear interest) in such denominations as shall be specified pursuant to Section 3.01. In the absence of any such specification with respect to bearer Debt Securities of any series, such Debt Securities shall be issuable in the denomination of $1,000.

SECTION 3.03.         Execution, Authentication, Delivery and Dating. The Debt Securities shall be executed on behalf of the Company or Unilever N.V., as the case may be, by, (i) in the case of the Company, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries or (ii) in the case of Unilever N.V., any person or persons authorized pursuant to its Articles of Association to represent Unilever N.V. or, (iii) in the case of either Parent, any other person thereunto duly authorized. The signature of any of these officers, certified to the satisfaction of The Bank of New York Mellon, on the Debt Securities may be manual or facsimile. Any Coupons attached to any bearer Debt Securities shall be executed in the name of the Company or Unilever N.V., as the case may be, by the facsimile signature of the Treasurer thereof.

Debt Securities or Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or Coupons or did not hold such offices at the date of such Debt Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Debt Securities of any series executed by such Issuer having endorsed thereon Guarantees of each Guarantor and, in the case of bearer Debt Securities, having attached thereto appropriate Coupons, if any, to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Debt Securities and an Issuer Order from each Guarantor approving the delivery of the Guarantees endorsed thereon and the Trustee in accordance with such Issuer Orders shall authenticate and deliver such Debt Securities having such Guarantees endorsed thereon. In authenticating such Debt Securities and accepting the additional responsibilities under the Indenture in relation to such Debt Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture and that such Debt Securities constitute the legal, valid, binding and enforceable obligation of the Issuer thereof.

The Trustee shall not be required to authenticate such Debt Securities if the issue of such Debt Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities or any Coupons and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each registered Debt Security shall be dated the date of its authentication unless otherwise provided by or pursuant to action or the authority of the Board of Directors of the Company or Unilever N.V., as the case may be, and by or pursuant to the action or authority of the Board of Directors of each Guarantor, as appropriate or established in one or more indentures supplemental hereto.

Each bearer Debt Security shall be dated the date specified pursuant to Section 3.01 unless otherwise provided by or pursuant to action or the authority of the Board of Directors of the Company or Unilever N.V., as the case may be, and the Board of Directors of each Guarantor, as appropriate, or established in one or more indentures supplemental hereto.

No Debt Security or Guarantee endorsed thereon or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and that such Debt Security, Guarantee or Coupon is entitled to the benefits of this Indenture. The delivery of any Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of each Guarantor.

The Trustee shall not authenticate or deliver any bearer Debt Securities until any matured Coupons appertaining thereto shall have been detached and canceled, except as otherwise provided in Section 3.04, 3.05 or 9.06 or as permitted in Section 3.06.

Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the applicable Issuer, and the applicable Issuer shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04.         Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company or Unilever N.V., as the case may be, may execute, and upon an Issuer Order the Trustee shall authenticate and deliver, temporary Debt Securities substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, and having endorsed thereon Guarantees of each Guarantor substantially of the tenor of the definitive Guarantee, which Debt Securities and Guarantees may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Debt Securities may be issued as bearer Debt Securities with or without Coupons attached thereto or as registered Debt Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities and the directors or officers delivering such Guarantees may determine, all as evidenced by such execution or delivery, as the case may be.

If temporary Debt Securities of any series are issued, the Issuer will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series (including any and all unmatured Coupons or matured Coupons in default attached thereto) at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Debt Securities of the same series of authorized denominations having endorsed thereon Guarantees of each Guarantor and, in the case of bearer Debt Securities, having attached thereto any appropriate Coupons. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

The provisions of this Section 3.04 are subject to any restrictions or limitations on the issue and delivery of temporary bearer Debt Securities of any series that may be established pursuant to Section 3.01 (including any provision that bearer Debt Securities of such series initially be issued in the form of a Global Security to be delivered to a Depository of the Company or Unilever N.V., as the case may be, located outside the United States of America and the procedures pursuant to which definitive bearer Debt Securities of such series would be issued in exchange for such Global Security).

SECTION 3.05.         Registration, Registration of Transfer and Exchange. Registered Debt Securities of any series may be exchanged for a like aggregate principal amount of registered Debt Securities of such series of other authorized denominations. If bearer Debt Securities of any series are issued in more than one authorized denomination, unless otherwise specified pursuant to Section 3.01, bearer Debt Securities of one authorized denomination may be exchanged for a like aggregate principal amount of bearer Debt Securities of other authorized denominations. If Debt Securities of any series are issued in both registered and bearer form, to the extent and under the circumstances specified pursuant to Section 3.01, registered Debt Securities may be exchanged, if permitted under United States of America tax law without adverse consequences to the Company or Unilever N.V., as the case may be, or the Holders, for a like aggregate principal amount of bearer Debt Securities of such series of authorized denominations and bearer Debt Securities of such series may be exchanged for a like aggregate principal amount of registered Debt Securities of such series of authorized denominations. The Debt Securities to be exchanged shall be surrendered at an office or agency of the Company or Unilever N.V., as the case may be, designated pursuant to Section 10.02 for such purpose, and the Company or Unilever N.V., as the case may be, shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Debt Security or Debt Securities of the same series which the Holder making the exchange shall be entitled to receive, each such Debt Security having endorsed thereon a Guarantee of each Guarantor. All bearer Debt Securities surrendered for exchange shall have attached all unmatured Coupons appertaining thereto, if any, and in case at the time of any such exchange interest on such Debt Securities is in default, shall in addition have attached all matured Coupons in default appertaining thereto. In case a bearer Debt Security is surrendered in exchange for a registered Debt Security after the close of business on any Regular Record Date and before the opening of business on the next succeeding Interest Payment Date, such bearer Debt Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the registered Debt Security issued in exchange for such bearer Debt Security, but will be payable only to the Holder of such Coupon when due.

The Company or Unilever N.V., as the case may be, shall cause to be kept in the Borough of Manhattan, The City of New York a register (the register maintained in such office and in any other office or agency of any Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of registered Debt Securities and of transfers of such Debt Securities. The Bank of New York Mellon has been appointed initially as “Security Registrar” for the purpose of registering Debt Series and transfers of Debt Securities as herein provided.

Registered Debt Securities shall be transferable only on the Security Register and only upon the execution by the Holder of written instrument of transfer. Upon surrender for registration of transfer of any registered Debt Security of any series at an office or agency of the Issuer of such Debt Security designated pursuant to Section 10.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Debt Securities of the same series of any authorized denominations, of a like aggregate principal amount, having endorsed thereon a Guarantee of each Guarantor.

Bearer Debt Securities and Coupons shall be transferable by delivery.

All Debt Securities and any Coupons issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities and any Coupons surrendered upon such registration of transfer or exchange.

Every registered Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the registered Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Issuer of such Debt Securities may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Debt Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Debt Securities of such series selected for redemption under Section 11.04 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of Debt Securities being redeemed in part.

SECTION 3.06.         Mutilated, Destroyed, Lost and Stolen Debt Securities. If any mutilated Debt Security or Coupon is surrendered to the Trustee, the Issuer of such Debt Security may execute and the Trustee shall, in the case of a Debt Security, authenticate and deliver, or in the case of a Coupon deliver, in exchange therefor a new Debt Security or Coupon of the same series and of like tenor and amount, having, in the case of a Debt Security, endorsed thereon a Guarantee of each Guarantor, and bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer of any Debt Security, to each Guarantor thereof and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft or any such Debt Security or Coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to such Issuer, any such Guarantor or the Trustee that such Debt Security or Coupon has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, or in the case of a Coupon deliver, in lieu of any such destroyed, lost or stolen Debt Security or Coupon a new Debt Security or Coupon of the same series and of like tenor and amount, having, in the case of a Debt Security, endorsed thereon a Guarantee of each Guarantor, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Debt Security or Coupon has become or is about to become due and payable, the Issuer thereof in its discretion may, instead of issuing a new Debt Security or Coupon, pay such Debt Security or Coupon; provided, however, that such payment, in the case of a bearer Debt Security or Coupon, shall occur only outside the United States of America.

Upon the issuance of any new Debt Security or Coupon under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security or Coupon of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security or Coupon shall constitute an original additional contractual obligation of the Issuer and each Guarantor of such Debt Security, whether or not the destroyed, lost or stolen Debt Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities and Coupons of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons.

SECTION 3.07.         Payment of Interest; Interest Rights Preserved. Interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Debt Securities, to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest and, in the case of bearer Debt Securities, upon presentation and surrender outside the United States of America of the Coupon appertaining thereto in respect of the interest due on such Interest Payment Date.

In the case of registered Debt Securities where payment is to be made in United States dollars, at any Paying Agent’s office outside the Borough of Manhattan, The City of New York, payment will be made by check drawn on or by transfer to a United States dollar account maintained by the payee with, a bank in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

In the case of registered Debt Securities where payment is to be made in a Foreign Currency or in the case of bearer Debt Securities of any series and any Coupons appertaining thereto, payment will be made as established by or pursuant to action of the Board of Directors of the Issuer of such series or established in one or more supplemental indentures relating to such series and any Coupons appertaining thereto; notwithstanding the foregoing, payments on bearer Debt Securities and Coupons shall only be made outside the United States.

Any interest on any Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date is herein called “Defaulted Interest”. Defaulted Interest on any registered Debt Security of any series shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Defaulted Interest may be paid by the Issuer of such series, at its election in each case, as provided in clause (1) or (2) below:

(1)                               The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the registered Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest in respect of registered Debt Securities of such series which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of such Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner and to the extent provided in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest on the registered Debt Securities of such series and the Special Record Date therefor having been so given, such Defaulted Interest on the Debt Securities of such series shall be paid (i) in the case of registered Debt Securities to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Securities) are registered in the Security Register at the close of business on such Special Record Date, and (ii) in the case of bearer Debt Securities upon presentation and surrender outside the United States of America of the matured Coupons appertaining thereto, on the date for payment of such Defaulted Interest specified in the notice, and such Defaulted Interest shall no longer be payable pursuant to the following Clause (2); or

(2)                               The Issuer may make payment of any Defaulted Interest on the Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to any interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

In the case of any Debt Security which is converted after any Regular Record Date and on or prior to the corresponding Interest Payment Date, interest on such Debt Security whose Stated Maturity is on such Interest Payment Date shall be deemed to continue to accrue and shall be payable on such Interest Date notwithstanding such conversion and notwithstanding that such Debt Security may have been called for redemption on a Redemption Date within such period, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debt Security which is converted, interest whose Stated Maturity is after the date of conversion of such Debt Security shall not be payable.

SECTION 3.08.         Persons Deemed Owners. Prior to due presentment of a registered Debt Security for registration of transfer, the Issuer and any Guarantor of such Debt Security, the Trustee and any agent of such Issuer, any such Guarantor or the Trustee may treat the Person in whose name such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) any interest on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue; and neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

The Issuer and any Guarantor of such Debt Security, the Trustee and any agent of such Issuer, any such Guarantor or the Trustee may treat the bearer of any bearer Debt Security or any Coupon as the owner of such Debt Security or Coupon, as the case may be, for the purpose of receiving payment of principal of (and premium, if any) and any interest on such Debt Security or payment of such Coupon, as the case may be, and for all other purposes whatsoever, whether or not such Debt Security or Coupon be overdue, and, to the extent permitted by law, neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary; provided, however, that the Trustee shall have no obligation to investigate the law with respect thereto.

SECTION 3.09.         Cancellation. All Debt Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund or analogous payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer or any Guarantor may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder and Coupons which the Issuer or any Guarantor, as the case may be, may have acquired in any manner whatsoever, and all Debt Securities and Coupons so delivered shall be promptly canceled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All Debt Securities and Coupons to be canceled by the Trustee shall be marked “Canceled” and shall be disposed of by the Trustee in its customary manner.

SECTION 3.10.         Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series, any interest on the Debt Securities of each series shall be computed on the basis of a year of 360 days of twelve 30-day months.

SECTION 3.11.         Compliance with Certain Laws and Regulations. If any bearer Debt Securities are to be issued in a series, the Issuer will make arrangements reasonably designed pursuant to then applicable laws and regulations, if any, to ensure that bearer Debt Securities are offered and sold (or resold in connection with the original issuance) only outside the United States of America and only to Persons who are not U.S. Persons or persons who have purchased for resale to any U.S. Person.

SECTION 3.12.         Global Security. Except as specified for a particular series pursuant to Section 3.01:

(a)                                      With respect to a series of Debt Securities which any Issuer proposes to issue as bearer Debt Securities, in lieu of initially issuing Debt Securities of such series in definitive form, such Issuer may initially execute and deliver to the Trustee a Global Security representing all or a part of the Debt Securities of such series, and the Trustee shall authenticate and deliver, pursuant to an Issuer Order, such Global Security. Such Global Security shall have endorsed thereon a Guarantee, subject to Section 2.01, substantially in the form set forth in Section 2.02. The Issuer shall thereafter execute and deliver to the Trustee prior to the applicable Exchange Date, for authentication and delivery outside the United States of America by it, definitive Debt Securities of such series, having Guarantees endorsed thereon, in the aggregate principal amount of such Global Security. For purposes of this Section 3.12, “Exchange Date”, with respect to the Debt Securities of a series, shall mean the date 45 days after the closing date of such series.

(b)                                      A beneficial owner of Debt Securities of a series desiring to exchange his beneficial interest in a Global Security for such Debt Securities in definitive form shall instruct the depository designated by the Issuer for such Global Security (the “Depository”) to request such exchange on his behalf and, if such beneficial owner should request definitive Debt Securities in the form of bearer Debt Securities, shall deliver to the Depository a certificate satisfactory to the Depository, the Guarantors and the Issuer with respect to certain requirements of applicable tax and/or securities laws and regulations, copies of a form of which the Trustee shall make available from its offices, the offices of the Depository and the offices of each other agent appointed by the Issuer pursuant to Section 3.01.

(c)                                       From time to time (but with respect to bearer Debt Securities, only on or after the applicable Exchange Date) the Trustee shall, upon the request of the Depository acting on behalf of beneficial owners of a Global Security representing the Debt Securities of a series, authenticate and deliver to the Depository outside the United States of America for the account of such beneficial owners, in exchange for the portion of such Global Security beneficially owned by such owners, definitive Debt Securities of such series in an aggregate principal amount equal to the aggregate principal amount of such Debt Securities beneficially owned by such owners, but if such definitive Debt Securities are to be bearer Debt Securities only upon delivery by the Depository, acting on behalf of such beneficial owners, to the Trustee (at an office located outside the United States of America designated by the Trustee) of a certificate or certificates satisfactory to the Trustee, the Issuer and the Guarantors with respect to certain requirements of the applicable tax and/or securities laws and regulations. The delivery to the Depository of such certificate or certificates may be relied upon by the Issuer, the Guarantors and the Trustee as conclusive evidence that a related certificate or certificates has or have been delivered to the Depository as contemplated by the terms of the preceding paragraph (b).

(d)                                      Upon any exchange of a part of a Global Security for definitive Debt Securities of a series, such part of the principal amount of such Global Security shall be endorsed on the schedule to such Global Security by the Trustee, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged and endorsed. Until so exchanged in full, a Global Security shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series authenticated and delivered or to be authenticated and delivered hereunder, except that neither the Holder nor the beneficial owners of a Global Security shall be entitled to exchange such Global Security for any other Debt Securities, except as provided herein and in the text of such Global Security, or, to receive interest payments on such Global Security, except to the extent the text of such Global Security provides otherwise. On the second anniversary of the date of issue of any Global Security, the principal amount of such Global Security which remains unexchanged on such date will be exchanged outside the United States of America for definitive Securities, to the extent and under the circumstances specified in Section 3.01, in the form of registered Debt Securities or bearer Debt Securities or both, as specified consistent with the terms of such series by the Issuer in writing to the Depository, such definitive Debt Securities to be held by the Depository and to be distributed outside the United States of America by the Depository to beneficial owners of such Debt Securities and, in the case of bearer Debt Securities, only upon receipt of a certificate evidencing beneficial ownership of such Debt Securities, referred to in paragraph (b) above.

(e)                                       Any exchange of the beneficial interest in a Global Security for Debt Securities of a series shall be made free of charge to the Holder and beneficial owners of such Global Security, except that a Person receiving Debt Securities of a series must bear the cost of insurance, postage, transportation and similar expenses in the event such Person does not receive Debt Securities of such series in person at the offices of the Depository.

SECTION 3.13.         CUSIP Numbers. At its election, an Issuer in issuing any series of Debt Securities may have “CUSIP” numbers (if then generally in use) assigned to such series of Debt Securities, and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP Numbers.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01.         Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities herein expressly provided for), and the Trustee, at the expense of the Company or Unilever N.V., as the case may be, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)                              either

(A)                                       all Debt Securities theretofore authenticated and delivered and all Coupons, if any, appertaining thereto (other than (i) Debt Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Debt Securities or Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by any applicable Issuer or any Guarantor and thereafter repaid to any such Issuer or Issuers or any such Guarantor, as the case may be, or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)                                       all such Debt Securities and Coupons not theretofore delivered to the Trustee for cancellation (other than Debt Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06)

(i)                                      have become due and payable, or

(ii)                                   will become due and payable at their Stated Maturity within one year, or

(iii)                                  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer or Issuers of such Debt Securities, and the Company or Unilever N.V., as the case may be, or any Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities and Coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Debt Securities and Coupons which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                               the Company or Unilever N.V., as the case may be, or any Guarantor has paid or caused to be paid all other sums payable hereunder by any Issuer; and

(3)                               the Company or Unilever N.V., as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Debt Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Debt Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of any Issuer and each Guarantor to the Trustee under Section 6.07, the obligations of any Issuer and each Guarantor to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02.         Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, any Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for the payment of which such money has been deposited with the Trustee.

ARTICLE V

Remedies

SECTION 5.01.         Events of Default. “Event of Default,” wherever used herein with respect to Debt Securities of a particular series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                               default in the payment of any interest or any additional interest upon any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)                               default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; or

(3)                               default in the making of any sinking fund or analogous payment, when and as due by the terms of a Debt Security of such series or beyond any period of grace provided with respect thereto; or

(4)                               default in the performance, or breach, of any covenant or warranty of any Issuer or any Guarantor in this Indenture in respect of Debt Securities of such series (other than a covenant or warranty the breach or default in performance of which is elsewhere in this Section specifically dealt with or which is solely for the benefit of Debt Securities of any series other than such series), and continuance of such breach or default for a period of 90 days after there has been given, by registered or certified mail, to such Issuer and each Guarantor by the Trustee or to such Issuer, each Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of all series so affected (voting as one class) a written notice specifying such breach or default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                               the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Company or any Parent in an involuntary case under Title 11 of United States Code or adjudging the Company or any Parent bankrupt or insolvent, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Parent under any applicable law of the United States of America, the United Kingdom or the Netherlands, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of the Company or any Parent or of any substantial part of its property, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)                               the commencement by the Company or any Parent of a voluntary case under Title 11 of the United States Code, or the institution by the Company or any Parent of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency or similar law of the United States of America, the United Kingdom or the Netherlands, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator or similar official of the Company or any Parent or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) the taking of corporate action by the Company or any Parent in furtherance of any such action.

SECTION 5.02.         Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clauses (1), (2) or (3) of Section 5.01 occurs with respect to Debt Securities of any series and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Issuer of such series and each Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default described in clauses (4), (5) or (6) of Section 5.01 occurs with respect to Debt Securities of any series and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Outstanding Debt Securities of such affected series (voting as one class) may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such affected series to be due and payable immediately, by a notice in writing to the Issuer of such series and each Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Debt Securities of any series (or all the Debt Securities of such affected series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or of all the Outstanding Debt Securities of such affected series (voting as one class), as the case may be), by written notice to the Issuer of such series, each Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1)                              the Issuer of such series or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A)                                       all overdue installments of any interest on all Debt Securities of such series,

(B)                                       the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor in such Debt Securities,

(C)                                       to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the rate prescribed therefor in such Debt Securities, and

(D)                                       all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)                               all Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal amount or specified amount of Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee. Each Issuer of Debt Securities issued pursuant to this Indenture covenants that if

(1)                               default is made in the payment of any installment of interest or additional interest on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                               default is made in the payment of the principal of (or premium, if any, on) any Debt Security at the Maturity thereof,

the applicable Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities and the holders of any Coupons appertaining thereto, the whole amount then due and payable on such Debt Securities and Coupons for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue interest, at the rate or rates prescribed therefor in such Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If such Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute at the expense of the Issuer a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against such Issuer, any Guarantor or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of such Issuer, any Guarantor or any other obligor upon such Debt Securities, wherever situated.

If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series and holders of any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

No recourse for the payment of the principal of (or premium, if any) or any interest on any Debt Security, or for any claim based thereon or on the Guarantee endorsed thereon or on any Coupon or otherwise in respect thereof or of such Guarantee or Coupon and no recourse under or upon any obligation, covenant or agreement of any Issuer or of any Guarantor in this Indenture, or in any Debt Security, Guarantee endorsed thereon or Coupon, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of any such Issuer or of any Guarantor or of any successor corporation of either, either directly or through such Issuer or any Guarantor or any successor corporation of any of them, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the issue of the Debt Securities and any Coupons, and the endorsement of the Guarantees thereon.

SECTION 5.04.         Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Issuer, any Guarantor or any other obligor upon the Debt Securities of a series or the property of any Issuer, any Guarantor or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the applicable Issuer or any Guarantor for the payment of overdue principal (and premium, if any) or any interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)             to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and

(ii)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Debt Security and each holder of a Coupon to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Subject to Article VIII and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder or any holder of a Coupon any plan of reorganization, arrangement, adjustment, or composition affecting the Debt Securities or Coupons or the rights of any Holder of any Debt Security or any holder of any Coupon or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05.         Trustee May Enforce Claims Without Possession of Debt Securities. All rights of action and claims under this Indenture or the Debt Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Debt Securities and any holders of Coupons in respect of which such judgment has been recovered.

SECTION 5.06.         Application of Money Collected. Subject to Article XVI, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or any interest, upon presentation of the Debt Securities and any Coupons (such presentation, in the case of bearer Debt Securities or Coupons, to occur only outside the United States of America), and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07 and the Authenticating Agent under Section 6.14; and

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and any interest on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and any interest, respectively; and

THIRD: To the payment of the balance, if any, to any applicable Issuer.

SECTION 5.07.         Limitation on Suits. No Holder of any Debt Security or holder of any Coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                               such Holder of a Debt Security has previously given written notice to the Trustee of a continuing Event of Default with respect to Debt Securities of the same series specifying such Default and stating that such notice is a “Notice of Default” hereunder;

(2)                               the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series (25% in aggregate principal amount of all Outstanding Debt Securities of affected series (voting as one class) in the case of an Event of Default described in clauses (4), (5) or (6) of Section 5.01) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(3)                               such Holder of a Debt Security or holder of a Coupon has offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series or of all Outstanding Debt Securities of such affected series (voting as one class), as the case may be;

it being understood and intended that no one or more Holders of Debt Securities of a particular series or holders of Coupons appertaining thereto shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Debt Securities of such series or holders of such Coupons.

SECTION 5.08.         Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security or the holder of any Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) any interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

SECTION 5.09.         Restoration of Rights and Remedies. If the Trustee, any Holder of any Debt Security or any holder of any Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or holder, then and in every such case, subject to any determination in such proceeding, the Issuer of such Debt Security, each Guarantor, the Trustee, the Holders of Debt Securities and the holders of Coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Holders of Debt Securities and the holders of Coupons shall continue as though no such proceeding had been instituted.

SECTION 5.10.         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee, the Holders of Debt Securities or the holders of Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debt Security or holder of any Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Debt Securities or to the holders of Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debt Securities or by the holders of Coupons, as the case may be.

SECTION 5.12.         Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; provided that

(1)                               such direction shall not be in conflict with any rule of law or with this Indenture;

(2)                               the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Debt Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee; and

(3)                               the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.         Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series (or all Outstanding Debt Securities of all affected series (voting as one class), as the case may be), may on behalf of the Holders of all the Debt Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)                               in the payment of the principal of (or premium, if any) or any interest on any Debt Security of such series; or

(2)                               in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs (including legal fees and expenses) against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, Company, either Parent or Unilever U.S.

SECTION 5.15.         Waiver of Usury, Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and such Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

SECTION 6.01.         Certain Duties and Responsibilities.(a)

(a)                                      The duties and responsibilities of the Trustee shall be as provided in the Trust Indenture Act.

(b)                                      Notwithstanding subsection (a) of this Section 6.01, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)                                       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.         Notice of Defaults. If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided further that in the case of any default of the character specified in Section 5.01(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

SECTION 6.03.         Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a)                                      the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                      any request or direction of any Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of any Issuer or any Guarantor may be sufficiently evidenced by a Board Resolution;

(c)                                       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)                                      the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours on reasonable notice to examine the books, records and premises of any Issuer, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                      the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)                                          the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)                                         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 6.04.         Not Responsible for Recitals or Issuance of Debt Securities. The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, Unilever N.V., Unilever PLC or Unilever U.S., as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or Coupons. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by any Issuer of Debt Securities or the proceeds thereof.

SECTION 6.05.         May Hold Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of any Issuer or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Debt Securities or Coupons and, subject to Sections 6.08 and 6.13, may otherwise deal with any Issuer or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the applicable Issuer or any Guarantor, as the case may be.

SECTION 6.07.         Compensation and Reimbursement. The Company, the Parents and Unilever U.S., jointly and severally, agree

(1)                              to pay to the Trustee from time to time such compensation as shall be agreed to from time to time in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                               except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or wilful misconduct; and

(3)                           to fully indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including legal fees and expenses and taxes (other than taxes based on the income of the Trustee) incurred without negligence or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim or liability (whether asserted by any party hereto, the Holders or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company, the Parents and Unilever U.S. under this Section, the Trustee shall have a lien, to which the Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or any interest on the Debt Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(5) or Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the removal or resignation of the Trustee.

SECTION 6.08.         Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Debt Securities of more than one series.

SECTION 6.09.         Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the Debt Securities of each series which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such having a combined capital and surplus of at least $50,000,000, and, if there be such Person willing and able to act as trustee on reasonable and customary terms, having its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.         Resignation and Removal; Appointment of Successor.  (a)                            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)                                      The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to each Issuer of any such series.

(c)                                       The Trustee may be removed at any time with respect to the Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Trustee and to the Company, each Parent and Unilever U.S..

(d)                                      If at any time:

(1)                                      the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company, either Parent or Unilever U.S. or by any Holder who has been a bona fide Holder of a Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(2)                               the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, either Parent or Unilever U.S. or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

(3)                               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) any Issuer by a Board Resolution may remove the Trustee with respect to all its Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security for at least six months (and, in the case of Section 6.10(d)(1) above, who is a Holder of a Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor Trustee or Trustees.

(e)                                       If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of notice of resignation or removal, the Trustee resigning or being removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(f)                                        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, any applicable Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Debt Securities of any particular series), and shall comply with the applicable requirement of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company, each Parent and Unilever U.S. and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer of such series. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Issuer of such series or the Holders of Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(g)                                       Each Issuer shall give notice of each resignation and each removal of the Trustee with respect to its Debt Securities of any series and each appointment of a successor Trustee with respect to its Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11.         Acceptance of Appointment by Successor.  (a)                                            In case of the appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, each Parent, Unilever U.S. and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, either Parent or Unilever U.S. or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                      In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Issuer of any such series, each Guarantor, the retiring Trustee and each successor Trustee with respect to the Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of such series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees cotrustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the applicable Issuer, any Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of such series to which the appointment of such successor Trustee relates.

(c)                                       Upon request of any such successor Trustee, any applicable Issuer and each Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.         Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authentication Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

SECTION 6.13.         Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of any Issuer or Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against such Issuer or Guarantor (or any such other obligor).

SECTION 6.14.         Appointment of Authenticating Agent. At any time when any of the Debt Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent (except for Debt Securities authenticated upon original issuance or upon replacement of mutilated, lost, stolen or destroyed securities) of a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and Unilever N.V., and shall at all times be a corporation organized and doing corporate trust and agency business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this

Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the applicable Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the applicable Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the applicable Issuer and shall give notice (at the expense of the applicable Issuer) to the Holders of Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The applicable Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as
Trustee,

By

As Authenticating Agent

By

As Authorized Signatory

Dated:

ARTICLE VII

Holders’ Lists and Reports by Trustee,
Company and Guarantors

SECTION 7.01.         Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders. Each Issuer and the Guarantors of any series of Debt Securities issued under this Indenture will furnish or cause to be furnished to the Trustee

(a)                                      semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Debt Securities of such series as of such Regular Record Date, and

(b)                                      at such other times as the Trustee may request in writing, within 30 days after the receipt by any Issuer or any Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, such list shall not be required to be furnished with respect to registered Debt Securities of any such series, but in any event the Issuer and the Guarantors shall be required to furnish such information concerning the Holders of bearer Debt Securities of any such series which is known to them; and provided further that the Issuer and each Guarantor shall have no obligation to investigate any matter relating to any Holder of a bearer Debt Security.

SECTION 7.02.         Preservation of Information; Communication to Holders.  (a)            The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                                      The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                       Every Holder, by receiving and holding a Debt Security, agrees with the Issuer of such Debt Security, each Guarantor and the Trustee that neither such Issuer, any Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

SECTION 7.03.         Reports by Trustee.  (a)                         The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)                                      A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities for which it is acting as Trustee are listed, with the Commission and with the Issuer and each Guarantor of such Debt Securities. The Issuer will promptly notify the Trustee when any of the Debt Securities are listed on any stock exchange or delisted therefrom.

SECTION 7.04.         Reports by Issuer and Guarantors. Each Issuer and each Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Guarantor’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on applicable officers’ Certificates).

ARTICLE VIII

Consolidation, Merger, Conveyance,
Transfer or Lease

SECTION 8.01.         Company, Unilever U.S. or Parents May Consolidate, Etc., Only on Certain Terms. Neither the Company nor any Parent shall consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)                              the corporation formed by such consolidation or amalgamation or into which the Company or any Parent is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Parent substantially as an entirety (i) shall be, in the case of the Company, a corporation organized and existing under the laws of the United States of America, (ii) in the case of Unilever N.V., Unilever PLC or Unilever U.S., shall, if not incorporated in the Netherlands, the United Kingdom or the United States of America, respectively, expressly agree to make payments under the Guarantees free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the country of its incorporation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to the form of Guarantee set forth in Section 2.02 and Section 10.10, subject to the exceptions, if any, contained in such form, and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, or either Parent, as the case may be, the due and punctual payment of the principal of (and premium, if any), any interest on and any other payments with respect to all the Debt Securities and the performance of every covenant of this Indenture on the part of the Company or either Parent, as the case may be, to be performed or observed, and, in the case of any such Parent, as applicable, the due and punctual performance of the Guarantees and

(2)                               the Company or any such Parent, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(3)                               immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 8.02.         Successor Corporation Substituted. Upon any consolidation, amalgamation or merger or any conveyance, transfer or lease of the properties and assets of the Company or any Parent substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Company or any such Parent is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company or any such Parent, as the case may be, under this Indenture with the same effect as if such successor corporation had been named as the Company or such Parent, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Debt Securities and the Coupons, if any.

SECTION 8.03.         Assumption by Guarantors or Subsidiary of Company’s Obligations. Any Guarantor or any Subsidiary of any Guarantor may assume the obligations of any Issuer (or any corporation which shall have previously assumed the obligations of such Issuer) for the due and punctual payment of the principal of (and premium, if any), any interest on and any other payments with respect to any series of Debt Securities and the performance of every covenant of this Indenture, the Debt Securities and the Coupons on the part of such Issuer to be performed or observed; provided that:

(1)                               such Guarantor or such Subsidiary, as the case may be, shall expressly assume such obligations by an indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee and if such Subsidiary assumes such obligations, such Guarantor shall, by such supplemental indenture, confirm that its Guarantees shall apply to such Subsidiary’s obligations under the Debt Securities and the Coupons and this Indenture, as modified by such supplemental indenture;

(2)                               such Guarantor or such Subsidiary, as the case may be, shall agree in such supplemental indenture, to the extent provided in the Debt Securities and subject to the limitations and exceptions set forth below, to pay as additional interest to a Holder or a holder of a Coupon, if any, who, with respect to a tax, assessment or other governmental charge of the United Kingdom (or any political subdivision or taxing authority thereof or therein) (a “United Kingdom Tax”), is not resident in the United Kingdom for purposes of United Kingdom taxation, with respect to a tax, assessment or other governmental charge of the Netherlands (or any political subdivision or taxing authority thereof or therein) (a “Netherlands Tax”), is not resident in the Netherlands for purposes of Netherlands taxation, and, if applicable, with respect to a tax, assessment or other governmental charge of the United States of America (or any political subdivision thereof or therein) (a “United States Tax”), is a United States Alien, such additional amounts as may be necessary so that every net payment, if applicable, of principal, premium, if any, or interest on such Debt Security or such Coupon, if any, by such Guarantor or such Subsidiary, as the case may be, after deduction or withholding for or on account of any present or future United Kingdom Tax, Netherlands Tax, or, if applicable, United States Tax imposed upon or as a result of such payment will not be less than the amount specified in such Debt Security or such Coupon, if any, to be due and payable. However, such Guarantor or such Subsidiary, as the case may be, shall not be required to make any payment of additional interest for or on account of:

(a)                                      any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or holder, if such Holder or holder is an estate, trust, partnership or corporation) and, with respect to a United Kingdom Tax, the United Kingdom or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, with respect to a Netherlands Tax, the Netherlands or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, and, if applicable, with respect to a United States Tax, the United States of America or any political subdivision or territory thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Debt Security (where presentation is required) or Coupon, if any, for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(b)                                      any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)                                       any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the Debt Securities or Coupons, if any;

(d)                                      with respect to any United States Tax, if applicable, any such tax, imposed by reason of such Holder’s or holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States of America or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)                                       with respect to any United States Tax, if applicable, any such tax that would not have been imposed but for the failure of such Holder or holder or the beneficial owner of such Debt Security or Coupon, if any, to provide such certification or documentation at or prior to the time of payment to the effect that such Holder or holder or beneficial owner is a United States Alien and lacks other connections with the United States of America if such certification or documentation is required by statute or regulation of the United States Treasury Department as a precondition to relief or exemption from such tax;

(f)                                        with respect to any United States Tax, if applicable, any such tax, imposed by reason of such Holder’s or holder’s past or present status as (i) the actual or constructive owner of 10%, or more of the total combined voting power of all classes of stock of the Company or Unilever U.S. or any direct or indirect subsidiary of the Company or Unilever U.S. entitled to vote, or (ii) a controlled foreign corporation that is related to the Company or Unilever U.S. through stock ownership;

(g)                                       any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, premium, if any, or any interest on, any bearer Debt Security or Coupon, if such payment can be made without such withholding by any other Paying Agent;

(h)                                      with respect to Debt Securities other than Bearer Debt Securities, any tax, assessment or other governmental charge which would not have been imposed if such Holder or holder had made a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(i)                                          any combinations of items (a), (b), (c), (d), (e), (f), and (h) above;

nor shall additional interest be paid with respect to any payment of the principal of, premium, if any, or any interest on any Debt Security or Coupon, to any such Holder or holder who is a fiduciary or partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional interest had it been the Holder or holder of the Debt Security or Coupon;

(3)                               immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4)                               such Guarantor or such Subsidiary, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such assumption and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

Upon any such assumption, such Guarantor or such Subsidiary shall succeed to, and be substituted for, and exercise every right and power of, such Issuer under this Indenture with the same effect as if such Guarantor or such Subsidiary had been named as the Issuer herein, and such Issuer or any successor corporation which shall theretofore have become such in the manner prescribed in this Article VIII shall be released from its liability as obligor upon the Debt Securities and the Coupons, if any.

ARTICLE IX

Supplemental Indentures

SECTION 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders or holders of Coupons, the Company, each Parent and Unilever U.S. when authorized pursuant to action of its Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1)                               to evidence the succession of another corporation to the Company, either Parent or Unilever U.S., as the case may be, and the assumption by any such successor of the covenants of the Company, either Parent or Unilever U.S., as the case may be, herein and in the Debt Securities and Coupons or Guarantees; or

(2)                               to add to the covenants of the Company, either Parent or Unilever U.S., as the case may be, for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities stating that such covenants are expressly being included solely for the benefit of a particular series) or to surrender any right or power herein conferred upon the Company, either Parent or Unilever U.S., as the case may be; or

(3)                               to add any additional Events of Default; or

(4)                               to change or eliminate any of the provisions of this Indenture, or any supplemental indenture; provided that any such change or elimination shall become effective only when there are no Outstanding Debt Securities with respect to any series created prior to the execution of such supplemental indenture effecting such change or elimination; or

(5)                               to secure the Debt Securities; or

(6)                               to establish the form or terms of Debt Securities of any series and any Coupons appertaining thereto as permitted by Section 3.01; or

(7)                               to change any Place of Payment; or

(8)                               to cure any ambiguity or omission, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Debt Securities or holders of Coupons of any series in any material respect; or

(9)                               to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirement of Section 6.11(b).

SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the outstanding Debt Securities of all series affected by such supplemental indenture (voting as one class), by Act of said holders delivered to the Company, each Parent and Unilever U.S. and the Trustee, the Company, each Parent and Unilever U.S. when authorized by a Board Resolution, and the Trustee shall enter into an indenture or indentures supplemental to for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debt Securities of all such series under the Indenture; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,

(1)                               change the Stated Maturity of the principal of, or any installment of interest on, or any sinking fund or analogous payment under, any Debt Security, or reduce the principal amount thereof or the rate or rates of any interest thereon or any premium payable upon the redemption thereof or any sinking fund or analogous payment thereon, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or upon the redemption thereof, or change the coin or currency in which any Debt Security or any premium or any interest thereon is payable, impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)                               reduce the percentage in principal amount of the Outstanding Debt Securities of all such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)                               modify any of the provisions of this Section, Section 5.13 or Section 10.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.08, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(9), or

(4)                               change in any manner materially adverse to the interests of the Holders of any Debt Securities the terms and conditions of the obligations of any Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any) and any interest thereon or any sinking fund or analogous payments provided in respect thereof.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder and every holder of Coupons shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. Reference in Debt Securities to Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the

Company, each Parent and Unilever U.S. shall so determine, new Debt Securities of any series so modified as to conform, and satisfactory to the Trustee, the Company, each Parent and Unilever U.S., to any such supplemental indenture may be prepared and executed by the Company, the Guarantees of each Guarantor may be endorsed thereon and such Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.

ARTICLE X

Covenants

SECTION 10.01.                                 Payment of Principal, Premium and Interest. Each Issuer covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and any interest on the Debt Securities of that series in accordance with the terms of the Debt Securities, any Coupons appertaining thereto and this Indenture.

Any interest on bearer Debt Securities shall be payable only upon presentation and surrender outside the United States of America of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Any interest on any temporary bearer Debt Securities shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender outside the United States of America of such Coupon, and, as to the other installments of interest, if any, only upon presentation outside the United States of America of such Debt Securities for notation thereon of the payment of such interest. Any interest on registered Debt Securities shall be payable only to or upon the written order of the Holders thereof.

SECTION 10.02.                                 Maintenance of Office or Agency. Each Issuer will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of that series and any Coupons appertaining thereto may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon such Issuer in respect of the Debt Securities of that series and any Coupons appertaining thereto and this Indenture may be served; provided, however, that at the option of such Issuer, in the case of registered Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Security Register. With respect to the Debt Securities of any series, such office or agency and each Place of Payment shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the registered Debt Securities of any series (i) the place shall be the Borough of Manhattan, The City of New York and (ii) such office or agency in such Place of Payment initially shall be the Corporate Trust Office of the Trustee. Each Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon such Guarantor in respect of registered Debt Securities of any series and this Indenture may be served. The Company, each Parent (whether as Issuer or Guarantor) and Unilever U.S. will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company, either Parent or Unilever U.S. shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (except presentations or surrenders of bearer Debt Securities or Coupons for payment) may be made or served at the Corporate Trust Office of the Trustee. Each of the

Company, the Parents and Unilever U.S. hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

Any Issuer may also from time to time designate one or more other offices or agencies where the Debt Securities of one or more series and any Coupons appertaining thereto may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of any series and any Coupons appertaining thereto for such purposes. Such Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.                                 Money for Debt Security Payments to be Held in Trust. If the Company, either Parent or Unilever U.S. shall at any time act as Paying Agent with respect to the Debt Securities of any series and any Coupons appertaining thereto, it will, on or before each due date for payment of the principal of (and premium, if any) or any interest on any of the Debt Securities of that series, segregate and hold or cause to be held in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever any Issuer shall have one or more Paying Agents for any series of Debt Securities, it will, on or prior to each due date for payment of the principal of (and premium, if any) or any interest on any Debt Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or any interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) such Issuer will promptly notify the Trustee of its action or its failure so to act.

Each Issuer will cause each Paying Agent for any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                               comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

(2)                               at any time during the continuance of any such default by the Issuer (or any other obligor upon the Debt Securities of that series) in the making of any payment of principal of (and premium, if any) or interest on Debt Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of such Debt Securities.

The Company or either parent, as the case may be, may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or either Parent, as the case may be, or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or either Parent, as the case may be, or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, the Company or either Parent, as the case may be, or such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by any Issuer or any Guarantor, in trust for the payment of the principal of (and premium, if any) or any interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or any interest has become due and payable shall (after deduction for any intervening tax paid with respect thereto) be paid to such Issuer or such Guarantor, as the case may be, on Issuer Request, or (if then held by such Issuer or such Guarantor) shall be discharged from such trust; and the Holder of such Debt Security and the holder of any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company, the Parents and Unilever U.S. for payment thereof (and, in the case of bearer Debt Securities or Coupons, such payments shall be made only outside the United States of America), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, either Parent or Unilever U.S. as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the applicable Issuer or Issuers cause to be published at least once, in Authorized Newspapers, published in the Borough of Manhattan, The City of New York, and London, England, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company, either Parent or Unilever U.S., as the case may be.

SECTION 10.04.                                 Corporate Existence. Subject to Article VIII, the Company and the Parents will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences.

SECTION 10.05.                                  Limitation of Liens. (a) The Parents will not, nor will they permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Section 10.05 and in Section 10.06 referred to as a “mortgage” or “mortgages”) upon any Principal Property or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in each such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Guarantees (together with, if the Parents shall so determine, any other indebtedness of or guaranteed by the Parents or such Restricted Subsidiary ranking equally with the Guarantees and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt (and the Trustee by its execution hereof agrees to enter into a supplemental indenture pursuant to Section 9.01(5) of this Indenture and to accept such security and hold it for the benefit of the Holders of Debt Securities at the expense of the Issuer of such Debt Securities); provided, however, that the foregoing restrictions shall not apply to, and there shall be excluded from Debt secured by a mortgage or mortgages in any computation under Section 10.05(b), Debt secured by:

(i)                                          mortgages on property, shares of stock or indebtedness of any corporation, which mortgages are existing at the time such corporation becomes a Restricted Subsidiary;

(ii)                                       mortgages on property, which mortgages are existing at the time of acquisition of such property, or mortgages to secure Debt relating to the payment of all or any part of the purchase price of such property upon the acquisition of such property by either Parent or a Restricted Subsidiary, or to secure any Debt incurred prior to, at the time of, or within 12 months after, the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof;

(iii)                                    mortgages on property to secure Debt incurred to finance all or part of the cost of the construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of such property, if such Debt is incurred prior to, during, or within 12 months after completion of, such construction, alteration or repair;

(iv)                                   mortgages which secure Debt owing to any Guarantor or any Restricted Subsidiary by any Restricted Subsidiary or any Guarantor;

(v)                                      mortgages on assets held by banks to secure amounts due to such banks in the ordinary course of business or mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the repayment of Debt), or deposits to secure public or statutory obligations of either Parent or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which either Parent or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens and liens arising out of judgments or awards against either Parent or any Restricted Subsidiary with respect to which such Parent or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or liens for property taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by either Parent or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Parents, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Parents and the Restricted Subsidiaries;

(vi)                                   mortgages on property in favor of the United Kingdom, Canada, the United States of America, the Netherlands or any political subdivision of any thereof, or any department, agency or instrumentality of any thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, including, but not limited to, mortgages incurred in connection with pollution control, industrial revenue or similar financing;

(vii)                                mortgages existing at the date of the execution of this Indenture;

(viii)                             mortgages incurred (no matter when created) in connection with engaging in leveraged or single investor lease transactions; provided that the instrument creating or evidencing any Debt secured by such mortgage shall provide that such Debt is payable solely out of the income and proceeds of the property subject to such mortgage and is not a personal obligation of the lessor;

(ix)                                   mortgages on property, shares of stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated or amalgamated with either Parent or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either Parent or a Restricted Subsidiary;

(x)                                      mortgages on property incurred or assumed in connection with an issuance of revenue bonds, the interest on which is exempt from United States Federal income taxation pursuant to Section 103 of the United States Internal Revenue Code from time to time; and

(xi)                                   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) through (x) inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

(b)                                      Notwithstanding the provisions of subsection (a) of this Section 10.05, the Parents may, and may permit any Restricted Subsidiary to, issue, assume or guarantee Debt secured by mortgages not excepted by clauses (i) through (xi) inclusive of such subsection (a) without equally and ratably securing the Guarantees; provided, however, that the aggregate principal amount of all such Debt then outstanding, plus the principal amount of the Debt then being issued, assumed or guaranteed, and the aggregate amount of the Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) through (4) inclusive of Section 10.06), shall not exceed 10% of Capital Employed.

SECTION 10.06.                                 Limitation on Sales and Leasebacks. The Parents will not, and will not permit any Restricted Subsidiary to, enter into any transaction with any Person for the leasing by either Parent or a Restricted Subsidiary of any Principal Property, the acquisition (including, without limitation, acquisition by merger, amalgamation or consolidation) or the completion of construction and commencement of full operation, whichever is later, of which has occurred more than 120 days prior thereto, which Principal Property has been or is to be sold or transferred by such Parent or such Restricted Subsidiary to such Person in contemplation of such leasing (herein referred to as a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Debt secured by mortgages on Principal Properties (with the exception of Debt secured by mortgages which is excluded pursuant to clauses (i) through (xi) inclusive of Section 10.05(a)) would not exceed 10% of Capital Employed. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 10.05 or this Section 10.06, Attributable Debt with respect to any sale and leaseback transaction if:

(1)                               the lease in such sale and leaseback transaction is for a term of not more than three years, or

(2)                               such Parent or such Restricted Subsidiary shall apply or cause to be applied an amount in cash equal to the greater of (i) the net proceeds of such sale or transfer, or (ii) the fair value (as determined by the Boards of Directors of the Parents) of such Principal Property so leased at the time of entering into such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Parents or the Restricted Subsidiaries (other than Debt owed by any Subsidiary), which by its terms matures more than 12 months after the date of the creation of such Debt, or shall apply such proceeds to investment in other Principal Properties within a period not exceeding 12 months prior or subsequent to any such arrangement, or

(3)                               such sale and leaseback transaction is entered into between any Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries or between Guarantors, or

(4)                               either Parent or a Restricted Subsidiary would be entitled to incur a mortgage on such Principal Property pursuant to clauses (i) through (xi) inclusive of Section 10.05 securing Debt without equally and ratably securing the Guarantees pursuant to Section 10.05.

SECTION 10.07.                                 Company to be Wholly Owned Subsidiary. The Parents will take such steps as may be necessary to ensure that at all times they (or either of them) shall own, directly or indirectly, all the outstanding shares of Voting Stock of the Company (and any successor to the Company as provided in Article VIII), except for directors’ qualifying shares to the extent that under any mandatory law applicable to either of them or the Company, they shall be permitted to so own only a lesser amount of shares.

SECTION 10.08.                                 Statement as to Compliance. The Company, each Parent and Unilever U.S. will each deliver to the Trustee, within 120 days after the end of each fiscal year of each such party, respectively, a certificate, from its principal executive officer or principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof such party is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if such party shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 10.09.                                 Waiver of Certain Covenants. The Company and each Parent may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05, 10.06 or 10.07, with respect to the Debt Securities of all series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Debt Securities (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and each Parent and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.10.                                 Additional Payments by the Guarantors. Each Guarantor hereby agrees, subject to the limitations and exceptions set forth below, (i) that if any deduction or withholding for or on account of any present or future United Kingdom Tax or Netherlands Tax, shall at any time be required by the United Kingdom or the Netherlands (or any such subdivision or authority) in respect of any amounts to be paid by such Guarantor under this Guarantee, or (ii) provided that the terms of the Debt Security upon which this Guarantee is endorsed provide for the payment by the Issuer of additional interest in respect of any deduction or withholding for taxes, assessments or other governmental charges imposed by the United States of America (or any political subdivision or taxing authority thereof or therein), that if any deduction or withholding for or on account of any such present or future United States Tax shall at any time be required in respect of amounts to be paid by such Guarantor under this Guarantee, then such Guarantor will pay as additional interest such additional amounts as may be necessary in order that the net amounts paid pursuant to the Guarantee to the Holder of a Debt Security or to the holder of any Coupon appertaining thereto who, with respect to a United Kingdom Tax, is not resident in the United Kingdom for purposes of United Kingdom taxation, with respect to a Netherlands Tax, is not resident in the Netherlands for purposes of Netherlands taxation, and, with respect to a United States Tax, is a United States Alien, after deduction or withholding for or on account of such United Kingdom Tax, Netherlands Tax, or, if applicable, United States Tax, as the case may be, will not be less than the amount specified in such Debt Security or such Coupon, if any, to be then due and payable. However, such Guarantor or such Subsidiary, as the case may be, shall not be required to make any payment of additional interest for or on account of:

(a)                                      any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or holder, if such Holder or holder is an estate, trust, partnership or corporation) and, with respect to a United Kingdom Tax, the United Kingdom or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, with respect to a Netherlands Tax, the Netherlands or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, and, if applicable, with respect to a United States Tax, the United States of America or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Debt Security (where presentation is required) or Coupon, if any, for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(b)                                      any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)                                       any tax, assessment or other governmental charge, which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the Debt Securities or Coupons, if any;

(d)                                      with respect to any United States Tax, if applicable, any such tax, imposed by reason of such Holder’s or holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States of America or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)                                       with respect to any United States Tax, if applicable, any such tax that would not have been imposed but for the failure of such Holder or holder or the beneficial owner of such Debt Security or Coupon, if any, to provide such certification or documentation at or prior to the time of payment to the effect that such Holder or holder or beneficial owner is a United States Alien and lacks other connections with the United States of America if such certification or documentation is required by statute or regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax;

(f)                                        with respect to any United States Tax, if applicable, any such tax imposed by reason of such Holder’s or holder’s past or present status as (i) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company or Unilever U.S. or any direct or indirect subsidiary of the Company or Unilever U.S. entitled to vote, or (ii) a controlled foreign corporation that is related to the Company or Unilever U.S. through stock ownership;

(g)                                       any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, premium, if any, or any interest on, any bearer Debt Security or Coupon, if such payment can be made without such withholding by any other Paying Agent;

(h)                                      with respect to Debt Securities other than Bearer Debt Securities, any tax, assessment or other governmental charge which would not have been imposed if such Holder or holder had made a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(i)                                          any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above;

nor shall additional interest be paid with respect to any payment of the principal of, premium, if any, or any interest on any Debt Security or Coupon to any such Holder or holder who is a fiduciary or partnership or a beneficial owner who is other than the sale beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional interest had it been the Holder or holder of the Debt Security or Coupon.

SECTION 10.11.                                 Additional Payments of Each Issuer. Each Issuer hereby agrees, subject to the limitations and exceptions set forth below, to pay as additional interest to a Holder or holder of a Coupon, if any, who, with respect to a United Kingdom Tax, is not resident in the United Kingdom for purposes of United Kingdom taxation, with respect to a Netherlands Tax, is not resident in the Netherlands for purposes of Netherlands taxation, and, if the terms of the Debt Securities so provide, with respect to a United States Tax, is a United States Alien such additional amounts as may be necessary so that every net payment of principal, premium, if any, or interest on such Debt Security or such Coupon, after deduction or withholding for or on account of any present or future United Kingdom Tax, Netherlands Tax, or, United States Tax imposed upon or as a result of such payment, will not be less than the amount provided for in such Debt Security or such Coupon to be then due and payable. However, each Issuer shall not be required to make any payment of additional interest for or on account of:

(a)                                      any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder or holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or holder, if such Holder or holder is an estate, trust, partnership or corporation) and, with respect to a United Kingdom Tax, the United Kingdom or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, with respect to a Netherlands Tax, the Netherlands or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, and, if applicable, with respect to a United States Tax, the United States of America or any

political subdivision or territory thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein, or (ii) the presentation of a Debt Security (where presentation is required) or Coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(b)                                      any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)                                       any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the Debt Securities or Coupons;

(d)                                      with respect to any United States Tax, if applicable, any such Tax imposed by reason of such Holder’s or holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States of America or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)                                       with respect to any United States Tax, if applicable, any such tax that would not have been imposed but for the failure of such Holder or holder or the beneficial owner of such Debt Security or Coupon to provide such certification or documentation at or prior to the time of payment to the effect that such Holder or holder or beneficial owner is a United States Alien and lacks other connections with the United States of America if such certification or documentation is required by statute or regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax;

(f)                                        with respect to any United States Tax, if applicable, any such tax imposed by reason of such Holder’s or holder’s past or present status as (i) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company or Unilever U.S. or any direct or indirect subsidiary of the Company or Unilever U.S. entitled to vote, or (ii) a controlled foreign corporation that is related to the Company or Unilever U.S. through stock ownership;

(g)                                       any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, premium, if any, or any interest on, any bearer Debt Security or Coupon, if such payment can be made without such withholding by any other Paying Agent;

(h)                                      with respect to Debt Securities other than Bearer Debt Securities, any tax, assessment or other governmental charge which would not have been imposed if such Holder or holder had made a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(i)                                          any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above;

nor shall additional interest be paid with respect to any payment of the principal of, premium, if any, or any interest on any Debt Security or Coupon to any such Holder or holder who is a fiduciary or partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional interest had it been the Holder or holder of the Debt Security or Coupon.

SECTION 10.12.                                 Calculation of Original Issue Discount. The applicable Issuer shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount, if any, (including daily rates and accrual periods) accrued on Outstanding Debt Securities as of the end of such year.

ARTICLE XI
Redemption of Debt Securities

SECTION 11.01.                                 Applicability of Article. Debt Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series) in accordance with this Article.

SECTION 11.02.                                 Election to Redeem; Notice to Trustee. The election of any Issuer to redeem any series of Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of an Issuer, such Issuer shall, at least 60 days prior to the Redemption Date fixed by such Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with respect to such Debt Securities with an Officers’ Certificate evidencing compliance or waiver of such provision.

SECTION 11.03.                                 Selection by Trustee of Debt Securities to be Redeemed. If less than all the Debt Securities of any series are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of that series or any multiple thereof) of the principal amount of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series.

The Trustee shall promptly notify the Issuer in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

SECTION 11.04.                                 Notice of Redemption. Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall identify the Debt Securities to be redeemed (including applicable CUSIP numbers, if any) and state:

(1)                               the Redemption Date,

(2)                               the Redemption Price,

(3)                               if less than all the Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debt Securities to be redeemed,

(4)                               that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)                               the place or places where such Debt Securities are to be surrendered for payment of the Redemption Price (which, in the case of bearer Debt Securities and Coupons, shall be outside the United States), and that, unless otherwise specified in such notice, bearer Debt Securities (if any) surrendered for payment must be accompanied by all Coupons maturing subsequent to the Redemption Date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, and

(6)                               that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Debt Securities to be redeemed at the election of an Issuer shall be given by such Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of such Issuer.

SECTION 11.05.                                 Deposit of Redemption Price. Prior to any Redemption Date, the applicable Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Company, either Parent or Unilever U.S. is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities which are to be redeemed on that date.

SECTION 11.06.                                 Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the applicable Issuer shall default in the payment of the Redemption Price and any accrued interest) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Issuer thereof at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that if the Redemption Date is an Interest Payment Date, the interest payable in respect of registered Debt Securities on such date shall be paid to the Holder at the close of business on the relevant Record Date according to the terms of the Debt Securities and the provisions of Section 3.07.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, subject to Section 1.13, until paid, bear interest, if any, from the Redemption Date at the rate borne by the Debt Security.

SECTION 11.07.                                 Debt Securities Redeemed in Part. Any Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.

SECTION 11.08.                                 Optional Redemption Due to Changes in United States, United Kingdom or the Netherlands Tax Treatment. Each series of Debt Securities may be redeemed at the option of the Issuer of such series or any Guarantor in whole but not in part at any time (except in the case of Debt Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a redemption price equal to the principal amount thereof plus any accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of each series of such Debt Securities) if, (i) the Issuer or any Guarantor determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or the Netherlands or, if the payment of additional interest is provided for in the Debt Securities in such event, the United States of America (or of any political subdivision or taxing authority of or in the United Kingdom or the Netherlands or, if the payment of additional interest is provided for in the Debt Securities in such event, the United States of America), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom or the Netherlands is a party, which change, execution or amendment becomes effective, on or after the date specified for such series pursuant to Section 3.01(7), such Issuer or such Guarantor would be required to pay additional interest with respect to the Debt Securities, as described in Section 10.10 or Section 10.11 on the next succeeding Interest Payment Date and that the payment of such additional interest cannot be avoided by the use of reasonable measures available to such Issuer or such Guarantor, as the case may be, or (b) United Kingdom or Netherlands withholding tax has been or would be required to be withheld with respect to interest income received or receivable by such Issuer directly from such Guarantor (or any of such Issuer’s or such Guarantor’s Affiliates) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to such Issuer or to such Guarantor (or to such Issuer’s or such Guarantor’s Affiliates), or, (ii) an Issuer or any Guarantor determines, based upon an opinion of independent counsel to such Issuer or such Guarantor, as the case may be, that, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom or the Netherlands or, if the payment of additional interest is provided for in the Debt Securities in such event, the United States of America (or of any political subdivision or taxing authority of or in the United Kingdom, the Netherlands or, if the payment of additional interest is provided for in the Debt Securities in such event, the United States of America) (whether or not such action was taken or brought with respect to the Company, either Parent or Unilever U.S.), which action is taken or brought on or after the date specified for such series pursuant to Section 3.01 (7), there is a substantial probability that the circumstances described in clause (a) or (b) would exist. The Company, either Parent or Unilever U.S., as the case may be, will also pay to each Holder, or make available for payment to each such Holder, on the Redemption Date any additional interest as described in Section 10.10 or Section 10.11 resulting from the payment of such Redemption Price.

ARTICLE XII

Sinking Fund

SECTION 12.01.                                 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Debt Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

SECTION 12.02.                                 Satisfaction of Sinking Fund Payments. Any Issuer (1) may deliver outstanding Debt Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Debt Securities of a series which have been redeemed either at the election of such Issuer pursuant to the terms of such Debt Securities or through the application of optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Debt Securities of such series; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03.                                 Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Issuer of such series will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Debt Securities to be so delivered and not theretofore delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer thereof in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

SECTION 12.04.                                 Sinking Fund Moneys Not to be Applied to Redemption of Debt Securities Under Certain Circumstances. The Trustee shall not redeem Debt Securities of any series with sinking fund moneys or give any notice of redemption of any such Debt Securities during the continuance of a default in payment of any interest on such Debt Securities or of an

Event of Default with respect to such series known to the Trustee, except that if notice of redemption of such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities provided funds are deposited with it for that purpose.

ARTICLE XIII

Meetings of Holders of Debt Securities

SECTION 13.01.                                 Purpose of Meetings. A meeting of Holders of Debt Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article XIII for any of the following purposes:

(1)                               to give any notice to the Company, to either Parent, to Unilever U.S. or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

(2)                               to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

(3)                               to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(4)                               to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of any or all series, as the case may be, under any other provisions of this Indenture or under applicable law.

SECTION 13.02.                                 Call of Meeting by Trustee. The Trustee may at any time call a meeting of Holders of Debt Securities of any or all series to take any action specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York or in London, England, as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given (i) to all Holders of then Outstanding bearer Debt Securities of each series that may be affected by the action proposed to be taken at such meeting, by publication at least once in an Authorized Newspaper in London, England, and, if the Trustee deems it to be fit, in the Borough of Manhattan, The City of New York, prior to the date fixed for the meeting, the first publication, in each case, to be not less than 20 nor more than 180 days prior to the date fixed for the meeting and the last publication to be not more than 15 days prior to the date fixed for the meeting, (ii) to all Holders of then Outstanding bearer Debt Securities of each series that may be affected by the action proposed to be taken at such meeting, who have filed their names and addresses with the Trustee pursuant to the Trust Indenture Act, by mailing such notice to such Holders at such addresses, not less than 20 nor more than 180 days prior to the date fixed for the meeting, and (iii) to all Holders of then Outstanding registered Debt Securities of each series that may be affected by the action proposed to be taken at such meeting, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, not less than 2 nor more than 180 days prior to the date fixed for the meeting. Failure to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of Holders of Debt Securities of all or any series shall be valid without notice if the Holders of all such Outstanding Debt Securities, the Company, each Parent, Unilever U.S. and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

SECTION 13.03.                                 Call of Meeting by Company, Parents, Unilever U.S. or Holders of Debt Securities. In case at any time the Company, either Parent or Unilever U.S., pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of any affected series, shall have requested the Trustee to call a meeting of Holders of Debt Securities of such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the Trustee shall not have mailed or published, as provided in Section 13.02, the notice of such meeting within 30 days after receipt of such request, then the Company, either Parent, Unilever U.S. or such Holders may determine the time and the place in said Borough of Manhattan or London for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing or publishing notice thereof as provided in Section 13.02.

SECTION 13.04.                                 Qualifications for Voting. To be entitled to vote at any meeting of Holders of Debt Securities, a Person shall (a) be a Holder of one or more Debt Securities of a series affected by the action proposed to be taken of, or (b) be a Person appointed by an instrument in writing as proxy by the Holder of one or more such Debt Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company either Parent or Unilever U.S. and their respective counsel.

SECTION 13.05.                                 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having a signature of the person executing the proxy witnessed or guaranteed by any trust company, bank, banker or recognized securities dealer authorized by Section 1.04 to certify to the holding of Debt Securities.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company, either Parent, Unilever U.S. or by Holders of Debt Securities as provided in Section 13.03, in which case the party calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 13.04, at any meeting each Holder of Outstanding Debt Securities or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Securities, such principal amount to be the principal amount of an Outstanding Original Issue Discount Security that would be due and payable as of the date of such determination upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02) of Debt Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders of Debt Securities duly called pursuant to the provisions of Section 13.02 or 13.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Whenever any Act is to be taken hereunder by the holders of two or more series of Debt Securities denominated in different currencies (or currency units), then, for the purpose of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency as determined by the Issuer of such series or by an authorized exchange rate agent and, unless such agent is the Trustee or its Affiliate, evidenced to the Trustee by an Officers’ Certificate as of the date the taking of such Act by the Holders of the requisite percentage in principal amount of the Debt Securities is evidenced to the Trustee. An exchange rate agent may be appointed in advance or from time to time by the Issuer of such series, and may be the Trustee or its Affiliate. Any such determination by such Issuer or by any such exchange rate agent shall be conclusive and binding on all Holders, such Issuer and the Trustee, and neither such Issuer nor any such exchange rate agent shall be liable therefor in the absence of bad faith.

SECTION 13.06.                                 Voting. The vote upon any resolution submitted to any meeting of Holders of Debt Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the principal amount and/or the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in quintuplicate of all votes cast at the meeting. A record in quintuplicate of the proceedings of each meeting of Holders of Debt Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed or published as provided in Section 13.02. The record shall show the principal amount and/or the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the quintuplicates shall be delivered to the Company, to each Parent, to Unilever U.S. and the fifth to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 13.07.                                 No Delay of Rights by Meeting. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debt Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or the Holders of Debt Securities of any or all such series, or of

Coupons appertaining to such Debt Securities, under any provisions of this Indenture or of the Debt Securities.

No meeting shall be required in order to enter into supplemental indentures in accordance with the provisions of Article IX of this Indenture.

ARTICLE XIV

Defeasance

SECTION 14.01.                                 Defeasance Upon Deposit of Moneys, U.S. Government Obligations or Foreign Government Securities. At the Issuer’s option, either (a) the Issuer shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Debt Securities and the Guarantors shall be deemed to be Discharged from their respective obligations with respect to the Guarantees relating to such Debt Securities, on the 121st day after the applicable conditions set forth below have been satisfied, or (b) the Issuer and the Guarantors, as the case may be, shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 8.01, 10.05, 10.06 and 10.07 (but only those so set forth) with respect to any series of Debt Securities, at any time after the applicable conditions set forth below have been satisfied:

(1)                               the Issuer of such series shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Debt Securities (i) in the case of Debt Securities of such series denominated in U.S. dollars, U.S. money and/or U.S. Government Obligations; (provided, however, that in the case of Debt Securities of any series issued in whole or in part in bearer form, not more than 50% (determined with respect to both value and income) of the deposited collateral shall consist of U.S. Government Obligations), or (ii) in the case of Debt Securities of such series denominated in a Foreign Currency (other than a basket currency), money and/or Foreign Government Securities in the same Foreign Currency, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and any interest on all the Debt Securities of such series on the dates such installments of interest or principal are due;

(2)                               no Event of Default set forth in Sections 5.01(5) or (6) (without giving effect to the period of time referred to therein) shall have occurred and be continuing on the date of such deposit;

(3)                               in the case of the Debt Securities of such series being Discharged pursuant to clause (a) only, the Issuer shall have delivered to the Trustee either (i) an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Issuer’s exercise of its option under clause (a) above and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (ii) a ruling to that effect received from or published by the United States Internal Revenue Service;

(4)                               in the case of the Debt Securities of such series being Discharged pursuant to clause (b) only, such Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Issuer’s exercise of its option under clause (b) above and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5)                               such Discharge shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Debt Securities are in default within the meaning of such Act);

(6)                               such Discharge shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound;

(7)                               such Discharge shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder;

(8)                               the Issuer shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

(9)                               in the case of Debt Securities designated as subordinated pursuant to clause (19) of Section 3.01, at the time of such deposit, no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing, no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable; and

(10)                       the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for under Section 14.01(a) or 14.01(b) (as the case may be) have been complied with.

“Discharged” means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by and obligations under the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series and the Guarantors shall be deemed to have satisfied all their respective obligations under this Indenture and with respect to the Guarantees relating to such Debt Securities (and the Trustee at the expense of the Issuer shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive from the trust fund described in clause (1) above payment of the principal of and any interest on such Debt Securities when such payments are due; (B) the Issuer’s obligations with respect to such Debt Securities under Sections 3.04, 3.05, 3.06, 10.02, 10.03 and 14.04; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 14.02.                                 Application of Trust Money. The Trustee shall hold in trust money, U.S. Government Obligations and/or Foreign Government Securities deposited with it pursuant to Section 14.01 and apply the deposited money and/or the money from such U.S. Government obligations or from such Foreign Government Securities through any Paying Agent and in accordance with this Indenture to the payment of principal of and any interest on the Debt Securities of such series in the case of a deposit pursuant to Section 14.01.

SECTION 14.03.                                 Repayment to Issuer. The Trustees and any Paying Agent promptly shall pay to the Issuer upon Issuer Request any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to any series of Debt Securities of such Issuer.

SECTION 14.04.                                 Indemnity for U.S. Government Obligations and Foreign Government Securities. Each Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Securities or the principal and interest received on such U.S. Government Obligations or Foreign Government Securities deposited in respect of any series of Debt Securities of such Issuer.

SECTION 14.05.                                 Reinstatement. If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations and/or Foreign Government Securities deposited in trust in accordance with Section 14.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority located within the United States of America and having jurisdiction in the premises, enjoining, restraining or otherwise prohibiting such application (including any such order or judgment requiring the payment of money, U.S. Government Obligations and/or Foreign Government Securities to the Issuer), the obligations of the Company, the Parents and Unilever U.S., as the case may be, under this Indenture, the Debt Securities of such series and the Guarantees relating to such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01, until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations and/or Foreign Government Securities in accordance with Section 14.01; provided, however, that if the Issuer or any Guarantor has made any payment of any interest on or principal of any Debt Securities of such series because of the reinstatement of its obligations, such Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the holders of the Debt Securities of such series to receive such payment from the money, U.S. Government Obligations and/or Foreign Government Securities held by the Trustee pursuant to Section 14.01.

SECTION 14.06.                                 Return of Unclaimed Money. Any money deposited with or paid to the Trustee or Paying Agent for payment of the principal of, or any interest on, the Debt Securities of such series and not applied but remaining unclaimed by the holders of the Debt Securities of such series for two years after the date of the Maturity of the Debt Securities of such series or the date fixed for the redemption of all the Outstanding Debt Securities of such series shall be repaid to the Issuer by the Trustee or Paying Agent on demand; and the Holder of any of such Debt Securities shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, subject to applicable abandoned property law.

ARTICLE XV

Conversion of Debt Securities

SECTION 15.01.                                 Applicability of Article. The provisions of this Article shall be applicable to any series of Debt Securities designated as convertible pursuant to clause (12) of Section 3.01.

SECTION 15.02.                                 Conversion Privilege. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debt Security of any series designated as convertible pursuant to clause (12) of Section 3.01 may, at any time specified pursuant to Section 3.01 for Debt Securities of such series (or in case such Debt Security or some portion thereof shall be called for redemption prior to its Stated Maturity, then, with respect to such Debt Security or portion thereof as is so called, until and including, but (if no default is made in making due provision for the payment of the Redemption Price) not after, the close of business on the applicable Redemption Date), be converted at 100% of the principal amount of such Debt Security (or portion thereof), into fully paid and nonassessable N.V. Shares, in registered or bearer form, as the Holder thereof may elect, at the conversion price, determined as hereinafter provided, in effect on the date such Debt Security is surrendered for conversion in accordance with Section 15.03 (the “Date of Surrender”). In the absence of any specification with respect to the Debt Securities of any series, such Debt Securities may be converted in whole or in part in multiples of $1,000 principal amount.

SECTION 15.03.                                 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Debt Security to be converted shall surrender such Debt Security to the Issuer at any time during usual business hours at the office or agency designated for such purpose in the applicable Prospectus Supplement, accompanied by a fully executed written notice, with a duplicate original to the Trustee in substantially the form set forth on the reverse of the Debt Security, that the holder elects to convert such Debt Security or a stated portion thereof constituting a multiple of $1,000 principal amount (or such other multiple as may be specified pursuant to Section 3.01), and, in the case of registered Debt Security, if such Debt Security (i) is surrendered for conversion during the period between the close of business on the Regular Record Date for any Interest Payment Date and the opening of business on such Interest Payment Date and (ii) has not been called for redemption on a Redemption Date within such period, accompanied also by payment, by certified or official bank check drawn on a bank located in the United States, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Debt Security (or portion thereof) being surrendered for conversion; provided that no such payment need be made if there shall exist on the Date of Surrender a default in the payment of interest on the Debt Securities. The notice of conversion shall also state the name or names (with address and tax identification number) in which the certificate or certificates for N.V. Shares shall be delivered and the election of the Holder to receive such N.V. Shares in registered or bearer form or in the form of the depositary receipts issued by N.V. Nederlandsch Administratieen Trustkantoor (“Nedamtrust” and such depositary receipts, the “Nedamtrust Certificates”). Debt Securities surrendered for conversion shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the

Trustee duly executed by, the Holder or his attorney duly authorized in writing. Debt Securities in bearer form surrendered for conversion must be accompanied by all Coupons maturing subsequent to the date of such conversion failing which the amount of any such missing Coupon or Coupons will be deducted from the principal amount of such Debt Security for the purposes of determining the number of N.V. Shares to be issued upon such conversion.

Unless Unilever N.V. is the Issuer, the Trustee, upon surrender of a Debt Security by the Holder for conversion and receipt of a fully executed notice of conversion with respect thereto pursuant to this Section, shall make demand on the Issuer, and the Issuer shall pay to the Trustee (which demand and payment, in the case of bearer Debt Securities, shall occur outside the United States of America), in immediately available funds, (i) an amount in guilders (based on the noon buying rate on the date of conversion in New York City for cable transfers of Netherlands guilders, as certified by the Federal Reserve Bank of New York) equal to the initial conversion price specified pursuant to Section 3.01 for Debt Securities of such series or the adjusted conversion price in effect at the date of conversion if an adjustment has been made pursuant to Section 15.06 (the “Subscription Price”) multiplied by the number of whole N.V. Shares deliverable to such Holder upon conversion and (ii) an amount in United States dollars, as provided in Section 15.04, in respect of any fraction of an N.V. Share otherwise deliverable upon conversion. Except in the event the relevant holder has elected to receive Nedamtrust Certificates, upon receipt of such payment from the Issuer, the Trustee shall demand that Unilever N.V. issue or otherwise provide the Trustee with the number of whole N.V. Shares deliverable upon conversion against payment by the Trustee to Unilever N.V. of the Subscription Price per each such N.V. Share, and Unilever N.V. hereby agrees promptly to so issue or otherwise provide such N.V. Shares to the Trustee against such payment; in the case of a bearer Debt Security, such demand and issuance or other provision shall occur outside of the United States of America. In case a holder of convertible Debt Securities has elected to receive Nedamtrust Certificates, Unilever N.V. shall cause such Nedamtrust Certificates to be issued to such holder by Nedamtrust. In such case, upon receipt of the payment referred to above, the Trustee will demand that Unilever N.V. cause the Nedamtrust Certificates to be issued for the relevant number of Ordinary Shares FI. 4 against payment by the Trustee to Unilever N.V. of the Subscription Price for each such Ordinary Share Fl. 4 and Unilever N.V. will promptly cause Nedamtrust Certificates to be issued to or otherwise provided to the Trustee. Promptly upon such purchase, the Trustee will deliver such Nedamtrust Certificates to the relevant holder in satisfaction of such conversion. If Unilever N.V. is the Issuer of the Debt Security to be converted, as promptly as practicable on or after the conversion date, N.V. shall issue and shall deliver at such office or agency a certificate or certificates for the number of full N.V. Shares issuable upon conversion or shall cause Nedamtrust Certificates to be issued and delivered, together with payment in lieu of any fraction of an N.V. Share, as provided in Section 15.04.

As promptly as practicable after the purchase by the Trustee of such N.V. Shares (i) the Trustee shall deliver or cause to be delivered to such Holder, or on his written order (which delivery, in the case of N.V. Shares delivered with respect to a bearer debt security, shall occur outside of the United States of America), the number of full N.V. Shares (in registered or bearer form, as the Holder may elect) deliverable upon the conversion of such Debt Security, duly endorsed or assigned as specified by such Holder, together with payment, as provided in Section 15.04, in respect of any fractional N.V. Share otherwise deliverable upon conversion and (ii) in the case of conversion of a portion, but less than all, of a Debt Security, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, without charge to him, a Debt Security or Debt Securities of such series in the aggregate principal amount of the unconverted portion of the Debt Security surrendered.

Except as otherwise expressly provided in this Section, no payment or adjustment shall be made on conversion of any Debt Security for interest accrued on such Debt Security (or portion thereof so converted) or for dividends or distributions on any N.V. Shares issued upon conversion of any Debt Security.

SECTION 15.04.                                 Fractional Interests. No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Debt Securities. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debt Securities so surrendered. If any fractional N.V. Share would, except for the provisions of this Section, be deliverable upon the conversion of any Debt Security or Debt Securities, the Issuer shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the Closing Price of the N.V. Shares on the last Business Day prior to the Date of Surrender.

SECTION 15.05.                                 Conversion Price. The conversion price per N.V. Share deliverable upon conversion of the Debt Securities of any series shall initially be the dollar amount specified pursuant to Section 3.01 for Debt Securities of such series.

SECTION 15.06.                                 Adjustment of Conversion Price. The conversion price applicable to the Debt Securities of any series shall be subject to adjustment from time to time as follows:

(a)                                       In case Unilever N.V. shall (1) pay a dividend or make a distribution to holders of N.V. Shares in N.V. Shares, (2) subdivide its outstanding N.V. Shares into a greater number of shares, (3) combine its outstanding N.V. Shares into a smaller number of shares or (4) issue any shares by reclassification of its N.V. Shares, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Debt Security thereafter surrendered for conversion shall be entitled to receive the number of N.V. Shares which he would have owned or have been entitled to receive immediately following such action had such Debt Security been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (e) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)                                      In case Unilever N.V. shall issue rights or warrants to all holders of N.V. Shares entitling them to subscribe for or purchase N.V. Shares at a price per share less than the current market price per N.V. Share (as determined pursuant to subsection (d) below) on the record date mentioned below, the conversion price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(1)                                         the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

(2)                                         the numerator shall be (A) the number of N.V. Shares outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price (in United States dollars) of the total number of shares so offered would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

(3)                                         the denominator shall be (A) the number of N.V. Shares outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus (B) the number of additional N.V. Shares which are so offered for subscription or purchase.

Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of holders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase N.V. Shares at less than such current market price, and in determining the aggregate offering price of such N.V. Shares, there shall be taken into account any consideration received by Unilever N.V. for such rights or warrants, the value of such consideration, if other than cash, to be determined, in good faith, by the Board of Directors of Unilever N.V.

(c)                                       In case Unilever N.V. shall distribute to all holders of N.V. Shares evidences of indebtedness, equity securities other than N.V. Shares or other assets (other than cash dividends or cash distributions payable out of retained earnings), or shall distribute to all holders of N.V. Shares rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subsection (b) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per N.V. Share (determined as provided in subsection (d) below) on the record date mentioned below less the then fair market value (in United States dollars) (as determined by the Board of Directors of Unilever N.V. whose determination shall, if made in good faith, be conclusive) of the portion of the evidences of indebtedness, equity securities or assets so distributed or of such subscription rights or warrants applicable to one N.V. Share and of which the denominator shall be such current market price per N.V. Share (determined as provided in subsection (d) below). Such adjustment shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of stockholders entitled to receive such distribution.

(d)                                      For the purpose of any computation under subsections (b) and (c) above, the current market price per N.V. Share at any date shall be deemed to be the average of the daily Closing Prices on the 5 consecutive Trading Days commencing not more than 20 Trading Days before the date in question. The term “Closing Price” on any Trading Day shall mean (i) the last reported sales price per N.V. Share on such Trading Day on the New York Stock Exchange, or if not reported on such Exchange, on the Composite Tape, or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked quotations on the New York Stock Exchange on such Trading Day, (ii) if the N.V. Shares are not listed or admitted for trading on the New York Stock Exchange, the last reported sales price on such other national securities exchange on which the N.V. Shares are admitted for trading as may be designated by the Board of Directors of Unilever N.V. for the purposes hereof, or (iii) if the N.V. Shares are not listed or admitted for trading on any national securities exchange, the last reported sales or transaction price or the average of the closing bid and asked quotations, as the case may be, with respect to the N.V. Shares on the National Association of Securities Dealers, Inc., automated quotation system, or any similar system then in use, or (iv) if no such quotations are available, the fair market value on such Trading Day of an N.V. Share as determined in good faith by the Board of Directors of Unilever N.V.; and the term “Trading Day” shall mean, with respect to the New York Stock Exchange or any other national securities exchange, any day on which such exchange is open for trading, and with respect to the National Association of Securities Dealers, Inc., automated quotation system or any similar system, any day on which trades can be made on such system; provided that with respect to clause (iv) above, “Trading Day” shall mean any Business Day.

(e)                                       In any case in which this Section shall require that an adjustment be made immediately following a record date, the Issuer may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Issuer shall, with respect to any Debt Security converted after such record date and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 15.04 and defer paying to the Trustee the Subscription Price referred to in Section 15.03 with respect to the N.V. Shares deliverable upon such conversion in excess of the number of N.V. Shares deliverable thereupon only on the basis of the conversion price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 15.04 and pay to the Trustee the Subscription Price referred to in Section 15.03 with respect to the additional N.V. Shares deliverable on such conversion.

(f)                                        No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price per N.V. Share; provided that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(g)                                       Whenever the conversion price is adjusted as herein provided, Unilever N.V. and the Company (if the Company is an Issuer of any series of Debt Securities the conversion price of which is subject to adjustment hereunder) shall promptly (i) file with the Trustee an Officers’ Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) notify each Holder of Debt Securities as provided in Section 1.06. Anything in this Section to the contrary notwithstanding, Unilever N.V., and the Company (where the Company is an Issuer of any series of Debt Securities issued under this Indenture) shall be entitled to make such reductions in the conversion price, in addition to those required by this Section, as they in their discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by Unilever N.V. to their respective stockholders shall not be taxable to the recipients.

SECTION 15.07.                                 Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely:

(a)                                      any reclassification or change of outstanding N.V. Shares issuable upon conversion of the Debt Securities (other than a change in par value, or as a result of a subdivision or combination);

(b)                                      any consolidation or merger to which Unilever N.V. is a party as a result of which the holders of N.V. Shares shall be entitled to receive stock, other securities or other assets (including, cash) with respect to or in exchange for N.V. Shares; or

(c)                                       sale or conveyance of all or substantially all of the assets or business of Unilever N.V. as an entirety or substantially as an entirety;

then Unilever N.V. or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver (together with the Company and each other Guarantor) to the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act) providing that the Holder of each Debt Security then outstanding shall have the right to convert such Debt Security into the kind and amount of shares of stock and other securities and assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of N.V. Shares deliverable upon conversion of such Debt Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, assuming such holder of N.V. Shares (i) is not a Person with which Unilever N.V. consolidated or into which Unilever N.V. merged or which merged into Unilever N.V. or to which such sale or transfer was made, as the case may be (“constituent Person”), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock and other securities and assets (including cash) receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of stock and other securities and assets (including cash) receivable upon such consolidation, merger, sale or transfer is not the same for each N.V. Share held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of stock and other securities and assets (including cash) receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of N.V. Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debt Securities as shall reasonably be necessary by reason of the foregoing. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or conveyances.

Notice of the execution of each such supplemental indenture shall be given to each Holder of Debt Securities in accordance with Section 1.06.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Debt Securities upon the conversion of their Debt Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers Certificate of Unilever N.V. and the Company (if applicable) (which Unilever N.V. and the Company (if applicable) shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 15.08.                                 Notice of Certain Events. In case:

(a)                                      Unilever N.V. shall declare a dividend (or any other distribution) payable to the holders of N.V. Shares otherwise than in cash out of retained earnings; or

(b)                                      Unilever N.V. shall authorize the granting to the holders of N.V. Shares of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

(c)                                       Unilever N.V. shall authorize any reclassification or change of the N.V. Shares (other than a subdivision or combination of the outstanding shares thereof), or any consolidation or merger to which Unilever N.V. is a party and for which approval of any stockholders of Unilever N.V. is required, or the sale or conveyance of all or substantially all of the property or business or Unilever N.V.; or

(d)                                      there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of Unilever N.V.;

then, Unilever N.V. and the Company (if the Company is an Issuer of any series of Debt Securities hereunder) shall cause to be filed at the office or agency maintained for the purpose of conversion of the Debt Securities as provided in Section 10.02, and shall cause to be given to each Holder of Debt Securities in accordance with Section 1.06, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of N.V. Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of N.V. Shares of record shall be entitled to exchange their N.V Shares for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION 15.09.                                 Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Debt Securities to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any N.V. Shares, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Debt Security; and neither the Trustee nor any agent of the Trustee makes any representation with respect thereto. Subject to Section 6.01, neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company or Unilever N.V. to comply with any of their respective covenants contained in this Article.

SECTION 15.10.                                 Return of Funds Deposited for Redemption of Converted Debt Securities. Any funds which at any time shall have been deposited by an Issuer or on its behalf which the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Debt Securities and which shall not be required for such purposes because of the conversion of such Debt Securities, as provided in this Article, shall after such conversion be repaid to such Issuer by the Trustee or such other Paying Agent.

ARTICLE XVI

Subordination of Debt Securities

SECTION 16.01.                                 Applicability of Article. The provisions of this Article shall be applicable to any series of Debt Securities designated as subordinated pursuant to clause (19) of Section 3.01.

SECTION 16.02.                                 Agreement to Subordinate. The Company, each Parent and Unilever U.S. covenant and agree, and each Holder of Debt Securities and holder of Coupons of any series designated as subordinated pursuant to clause (19) of Section 3.01 issued hereunder, whether upon original issuance or upon transfer, assignment or exchange thereof, by his acceptance thereof likewise covenants and agrees, that, to the extent and in the manner herein set forth, all indebtedness evidenced by the Debt Securities of such series and the Coupons appertaining thereto and the payment of principal (and premium, if any) and any interest on such Debt Securities and the Coupons appertaining thereto and sums payable with respect to conversion, if applicable, are hereby made expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Issuer of such series of Debt Securities, and the obligations of each Guarantor evidenced by the Guarantees shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of such Guarantor.

SECTION 16.03.                                 Payments by an Issuer to Holders. In the event and during the continuation of any default in the payment of any Senior Debt of an Issuer of any series of Debt Securities designated as subordinated pursuant to clause (19) of Section 3.01 continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such event shall have been cured or waived or shall have ceased to exist, no payment shall be made by such Issuer with respect to the principal of, premium, if any, or interest on the Debt Securities of such series, or with respect to any amounts payable by such Issuer upon conversion of the Debt Securities of such series, if any, pursuant to Section 15.03 or as a sinking fund for the Debt Securities of any series, except sinking fund payments made by the acquisition of Debt Securities under Section 12.02 prior to the happening of such default and payments made pursuant to Articles IV or XIV hereof from moneys deposited with the Trustee pursuant thereto prior to the happening of such default.

Upon any payment or distribution of assets of an Issuer of such subordinated Debt Securities of any kind or character, whether in cash, property or securities (as such phrase is defined in Section 16.04), to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of such Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt of such Issuer shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the Debt Securities of any series designated as subordinated pursuant to clause (19) of Section 3.01 (except payments made pursuant to Articles IV or XIV from moneys deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization) or on account of any amounts payable by such Issuer upon conversion of any Debt Securities pursuant to Section 15.03, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of such Issuer of any kind or character, whether in cash, property or securities, to which the Holders of Debt Securities or holders of Coupons of any such series or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall (except as aforesaid) be paid by such Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of Debt Securities or holders of Coupons of any such series or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt of such Issuer (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders of any series of subordinated Debt Securities or holders of Coupons of any such series or to the Trustee under this Indenture.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of such Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders of subordinated Debt Securities or holders of Coupons of any such series of subordinated Debt Securities before all Senior Debt of such Issuer is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt of such Issuer remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

SECTION 16.04.                                 Payments by Guarantors to Holders. In the event and during the continuation of any default in the payment of any Senior Debt of any Guarantor continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such event shall have been cured or waived or shall have ceased to exist, no payment shall be made by such Guarantor with respect to the principal of, premium, if any, or interest on the Debt Securities of any series designated as subordinated pursuant to clause (19) of Section 3.01, or with respect to any amounts payable by the Issuer upon conversion of the Debt Securities of any such series pursuant to Section 15.03 or as a sinking fund for the Debt Securities of any such series, except sinking fund payments made by the acquisition of Debt Securities under Section 12.02 prior to the happening of such default and payments made pursuant to Articles IV or XIV hereof from moneys deposited with the Trustee pursuant thereto prior to the happening of such default.

Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt of such Guarantor shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the Debt Securities of any series designated as subordinated pursuant to clause

(19) of Section 3.01 (except payments made pursuant to Articles IV or XIV from moneys deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization) or on account of any amounts payable by the Issuer upon conversion of any Debt Securities pursuant to Section 15.03, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of Debt Securities or holders of Coupons of any such series of subordinated Debt Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall (except as aforesaid) be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of Debt Securities or holders of Coupons of any such series or by the Trustee under this Indenture if received by them or it, directly to the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders of subordinated Debt Securities or holders of Coupons of any such series of subordinated Debt Securities or to the Trustee under this Indenture.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders of subordinated Debt Securities or holders of Coupons of any such series of subordinated Debt Securities before all Senior Debt of such Guarantor is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt of such Guarantor remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

SECTION 16.05.                                 “Cash, Property or Securities” For purposes of this Article, the words “cash, property or securities”, when used with reference to the Company, either Parent or Unilever U.S. shall not be deemed to include shares of stock of the Company, either Parent or Unilever U.S. as reorganized or readjusted, or securities of the Company, either Parent or Unilever U.S. or any other corporation provided for by a plan or reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article with respect to the applicable series of Debt Securities) to the payment of all Senior Debt of the Company, either Parent or Unilever U.S. which may at the time be outstanding; provided, however, that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes such Senior Debt (other than leases, which need not be thus assumed), and (ii) the rights of the holders of such Senior Debt (other than leases which are not assumed by the Company, either Parent or Unilever U.S. or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company, either Parent or Unilever U.S. with, or the merger of the Company, either Parent or Unilever U.S. into, another corporation or the liquidation or dissolution of the Company, either Parent or Unilever U.S. following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article VIII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VIII. Nothing in this Section shall apply to claims of, or payment to, the Trustee under or pursuant to Section 6.07. This Section shall be subject to the further provisions of Section 16.08.

SECTION 16.06.                                 Subrogation of Debt Securities. Subject to the payment in full of all Senior Debt of the Company, either Parent and Unilever U.S., the Holders of subordinated Debt Securities and holders of Coupons of any such series shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt of the Issuer, or of any Guarantor applicable to the Senior Debt of such Guarantor, until the principal of, premium, if any, and interest on the Debt Securities of such series shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of any such Senior Debt of any cash, property or securities to which the Holders of subordinated Debt Securities or holders of Coupons of any such series or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Senior Debt by Holders of subordinated Debt Securities or holders of Coupons of any such series or the Trustee on their behalf shall, as among the Company, the Parents and Unilever U.S., the creditors of the Company, the Parents and Unilever U.S. (other than holders of Senior Debt of the Company, either Parent or Unilever U.S.), and the Holders of subordinated Debt Securities and holders of Coupons of any such series, be deemed to be a payment by the Company, either Parent or Unilever U.S. to or on account of the Debt Securities of any series. It is understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the subordinated Debt Securities and holders of Coupons appertaining thereto, on the one hand, and the holders of the Senior Debt of the Company, the Parents and Unilever U.S. on the other hand.

Nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities of any series is intended to or shall impair, as among the Company, the Parents, Unilever U.S., the creditors of the Company, the Parents and Unilever U.S. (other than the holders of Senior Debt of the Company, the Parents or Unilever U.S.), and the Holders of subordinated Debt Securities and holders of Coupons of any such series, the obligation of any Issuer, which is absolute and unconditional, to pay to the Holders of subordinated Debt Securities or holders of Coupons of any such series the principal of (and premium, if any) and any interest on the Debt Securities of such series, and the Subscription Price in respect thereof, as and when the same shall become due and payable in accordance with their terms, or the guarantee of such obligation by any Guarantor, which is also absolute and unconditional and which, subject to the rights hereunder of the holders of Senior Debt of such Guarantor, is intended to rank equally with all other general obligations of such Guarantor, or is intended to or shall affect the relative rights of the Holders of Debt Securities or holders of Coupons of any series and creditors of the Company, the Parents and Unilever U.S. (other than the holders of the Senior Debt of the Company, either Parent or Unilever U.S.), nor shall anything herein or therein prevent the Holder of any subordinated Debt Security, the holder of any Coupon appertaining thereto or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt of the Company, either Parent or Unilever U.S. in respect of cash, property or securities of the Company, either Parent or Unilever U.S. received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company, either Parent or Unilever U.S., as the case may be, referred to in this Article, the Trustee, subject to the provisions of Section 6.01, the Holders of the subordinated Debt Securities of any series and the holders of any Coupons appertaining thereto shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities and holders of Coupons of any series, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company, either Parent or Unilever U.S. and other indebtedness of the Company, either Parent or Unilever U.S., the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 16.07.                                 Authorization by Holders. Each Holder of a Debt Security and holder of a Coupon of any series designated as subordinated pursuant to clause (19) of Section 3.01 by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article with respect to such series and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 16.08.                                 Notice to Trustee. Each of the Company, the Parents and Unilever U.S. agrees to give prompt written notice to the Trustee and to any Paying Agent of any fact known to the Company, either Parent or Unilever U.S., as the case may be, which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent in respect of the Debt Securities of any series pursuant to the provisions of this Article. Regardless of anything to the contrary contained in this Article or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt of the Company, either Parent or Unilever U.S. or of any default or event of default with respect to any such Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Company, either Parent or Unilever U.S., or by a holder or agent of a holder of any such Senior Debt who shall have been certified to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which any such Senior Debt shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to Section 6.01, be entitled to assume that no such facts exist; provided, however, that if on a date at least three Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or any interest on any Debt Securities of any series) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by an Issuer or the Trustee to the Holders of Debt Securities of any series of amounts in connection with a redemption of Debt Securities of such series if (i) notice of such redemption has been given pursuant to Article XI prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the Redemption Date, or (b) any payment by the Trustee to the Holders of Debt Securities of any series of amounts deposited with it pursuant to Sections 4.01 or 14.01 subject to Sections 16.04 and 16.05.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt of the Company, either Parent or Unilever U.S. (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 16.09.                                 Trustee’s Relation to Senior Debt. The Trustee and any agent of the Company, either Parent, Unilever U.S. or the Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of the Company, either Parent or Unilever U.S. which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt of the Company, either Parent or Unilever U.S., and nothing in Section 6.13 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

With respect to the holders of Senior Debt of the Company, either Parent or Unilever U.S., the Trustee, in its capacity as Trustee for the Holders of subordinated Debt Securities and any Coupons appertaining thereto, undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee, in its capacity as Trustee for the Holders of subordinated Debt Securities and any Coupons appertaining thereto, shall not be deemed to owe any fiduciary duty to the holders of such Senior Debt and, subject to the provisions of Section 6.01, the Trustee, in its capacity as Trustee in its capacity as Trustee for the Holders of subordinated Debt Securities and any Coupons appertaining thereto, shall not be liable to any holders of such Senior Debt if it shall pay over or deliver to Holders of Debt Securities or holders of Coupons of any series, the Company, either Parent or Unilever U.S. or any other Person moneys or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 16.10.                                 No Impairment of Subordination. No right of any present or future holder of any Senior Debt of the Company, either Parent or Unilever U.S. to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, either Parent or Unilever U.S. or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, either Parent or Unilever U.S. with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

•  •  •

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, Unilever N.V., Unilever PLC, Unilever U.S. and the Trustee have caused this Indenture to be duly executed and, in the case of the Company, Unilever U.S. and the Trustee, their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

UNILEVER CAPITAL CORPORATION,

		by:	/s/ Henry Schirmer

		Name:	Henry Schirmer

		Title:	Vice President-Finance, Chief Financial
Officer and Treasurer

[Seal]

Attest:	/s/ David Schwartz

Name:	David Schwartz

Title:	Assistant Secretary

UNILEVER N.V.,

by:	/s/ Tonia Lovell

Name:	Tonia Lovell

Title:	Attorney of Fact

UNILEVER PLC,

by:	/s/ Tonia Lovell

Name:	Tonia Lovell

Title:	Group Secretary

UNILEVER UNITED STATES, INC.,

		by:	/s/ Henry Schirmer

		Name:	Henry Schirmer

		Title:	Vice President-Finance, Chief Financial
Officer and Treasurer

[Seal]

Attest:	/s/ David Schwartz

Name:	David Schwartz

Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON,

by:	/s/ Jaime Nielsen

Name:	Jaime Nielsen

Title::	Vice President